UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Symmetry Medical Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 27, 2006

To our stockholders:

You are cordially invited to attend the Annual Meeting of Symmetry Medical Inc. The information for the meeting is as follows:

TIME	8:00 a.m. EDT
April 27, 2006
PLACE	Best Western Executive Court Inn
13500 South Willow Street
Manchester, NH 03103
Phone: (603) 627-2525; Fax: (603) 665-7090
ITEMS OF BUSINESS	(1) To elect two Class I Directors for a three-year term and to elect one Class II Director for a one-year term.
(2) To approve Ernst & Young, LLP as our independent auditors for the fiscal year ending December 30, 2006.
(3) To approve the Symmetry Medical Inc. UK Share Incentive Plan 2006.
(4) To conduct other business properly raised before the meeting and any adjournment or postponement of the meeting.
RECORD DATE	You may vote if you were a stockholder of record on March 16, 2006.
2005 ANNUAL REPORT	Our 2005 Annual Report to Stockholders, which is not a part of this proxy soliciting material, is enclosed.
PROXY VOTING	You will be able to vote two ways:
(1) Mark, sign, date and return your proxy card in the enclosed envelope.
(2) Vote in person at the meeting.
You may always revoke your proxy before it is voted at the meeting by following the instructions in the accompanying proxy statement.

/s/ Brian Moore
President & Chief Executive Officer

March 30, 2006

SYMMETRY MEDICAL INC.
220 West Market Street
Warsaw, IN  46580
Telephone:  (574) 268-2252

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 27, 2006

Voting Information

Purpose.   We are providing you with these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at our 2006 Annual Meeting of stockholders and at any postponement or adjournment thereof. We will hold the meeting on April 27, 2006, beginning at 8:00 a.m. EDT, at the Best Western Executive Court Inn, 13500 South Willow Street, Manchester, NH 03103.

We started mailing this proxy statement and the enclosed proxy card beginning on or about March 30, 2006. We are soliciting proxies from all of our stockholders to give all stockholders an opportunity to vote on matters to be presented at the meeting, even if they do not attend in person. In the following pages of this proxy statement, you will find information on matters to be voted on at the meeting or at any adjournment or postponement of the meeting. This Notice of Annual Meeting and Proxy Statement, the proxy and our 2005 Annual Report to Stockholders are also available on our Website at www.symmetrymedical.com under the heading “Investors” then “2006 Proxy Online”. However, other than our proxy statement and form of proxy, no other information on our website is to be considered a part of our proxy soliciting materials.

Who Can Vote.   You are entitled to notice of and to vote at the annual meeting if you were a stockholder of record at the close of business on March 16, 2006. If your shares of common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record. If your shares are held in the name of a broker, custodian, bank, or other holder of record, that person is the stockholder of record and you are considered the “beneficial” owner. If you are not present in person at the annual meeting, your shares can be voted only if represented by a valid proxy, as described below under “Voting of Shares.”

Shares Outstanding.   On March 20, 2006, there were 34,650,452 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate headquarters office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

Voting of Shares.   We realize that most of our stockholders will probably not be able to attend the meeting in person. However, it is very important that your shares be represented by proxy. This is because we can only take action at the annual meeting, with respect to a particular matter, if on the record date a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is present, in person or by proxy. Therefore, we are asking for your proxy to authorize the persons named in the proxy to be present and to vote your shares at the annual meeting in accordance with your instructions.

For purposes of determining whether a quorum is present, shares voted FOR, AGAINST or ABSTAIN, as well as broker “non-votes” count as shares that are present, although they will not count in determining total votes actually cast on a particular matter. A broker non-vote on a particular proposal occurs if and when a person holding shares for another beneficial owner, such as a broker, custodian, bank, or other holder of record, does not vote on that proposal because that person does not have discretionary voting power to vote on that proposal and has not received instructions on how to vote from the beneficial owner. On certain matters that are “routine” (such as the election of directors and the proposal to ratify the appointment of Ernst & Young, LLP as our independent auditors, assuming that no contest arises with respect to these matters) such brokerage firms have discretionary authority to vote shares for which their customers have not provided voting instructions. Approval of our UK Share Incentive Plan 2006 (Proposal No. 3) is considered to be a non-discretionary item. Accordingly, if you do not give your record holder voting instructions with respect to this proposal, your shares will be treated as broker non-votes.

•       You may vote by mail in the traditional manner by marking, signing, dating and returning your enclosed proxy card (if your shares are registered directly in your name) or voting card (if your shares are registered in the name of your broker or bank) in the enclosed envelope.

Voting by mail will not limit your right to vote in person at the meeting if you decide to attend the meeting.

If you are not the record owner and your shares are held in the name of a broker, custodian, bank, or other holder of record, you will need to obtain, and should receive in the ordinary course of business from that broker, bank or other holder of record, a proxy, executed in your favor from that record holder, authorizing you to vote those shares at the annual meeting.

If you properly complete and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope, your “proxy”—that is, the persons named in your proxy card—will vote your shares as you have directed. If you do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

If you are not the record holder:

•       FOR the election of all the director nominees.

•       FOR ratification of the appointment of Ernst & Young, LLP as independent auditors.

If you are the record holder:

•       FOR the election of all of the director nominees.

•       FOR ratification of the appointment of Ernst & Young, LLP as independent auditors.

•       FOR approval of the Symmetry Medical Inc. UK Share Incentive Plan 2006.

If any other matters are properly presented for consideration at the annual meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment to the same extent as the person granting the proxy. At the date this proxy statement was printed, we did not anticipate that any other matters would be raised at the annual meeting.

You may revoke your proxy at any time before it is voted at the meeting in one of three ways:

•       Notify our Corporate Secretary in writing before the meeting that you wish to revoke your proxy.

•       Submit another proxy with a later date.

•       Vote in person at the meeting.

Required Vote.   So long as a quorum is present, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the meeting is needed to approve the appointment of Ernst & Young,

LLP as independent auditors for the year 2006; to approve our UK Share Incentive Plan 2006; and vote on any other matters that may properly come before the annual meeting. Director nominees receiving the greatest number of votes will be elected as directors.

Electronic Access to Proxy Materials and Annual Reports.   This proxy statement and the 2005 Annual Report to Stockholders are available on our Website at www.symmetrymedical.com under the heading “Investors” then “2006 Proxy Online”. Stockholders will be able to elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by marking the appropriate box on your proxy card. You can also choose between paper documents and electronic access by marking the appropriate box on your proxy card or by contacting our Investor Relations Department in the manner described.

If you choose to view future proxy statements and annual reports over the Internet, you will still receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will then remain in effect until you contact our Investor Relations Department in the manner described.

If you hold your Symmetry Medical stock through a broker, custodian, bank, or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet. Similarly, if you hold your Symmetry Medical stock through a broker, custodian, bank, or other holder of record and you elect electronic access, you will receive an e-mail message next year containing the Internet address to use to access our proxy statement and annual report.

Cost of Preparing, Mailing and Soliciting Proxies.   We will pay all of the costs of preparing, printing and mailing this proxy statement and of soliciting these proxies. We will ask brokers, custodians, banks, or other holders of record, to forward the proxy materials and our 2005 Annual Report to Stockholders to the persons who were our beneficial owners on the record date. We will also reimburse such brokers, custodians, banks and other holders of record for their expenses incurred in sending proxies and proxy materials to our beneficial owners.

In addition, proxies may be solicited on our behalf in person, by telephone or otherwise, by our officers, directors and employees.

Annual Report.   We are including in this mailing a copy of our 2005 Annual Report to Stockholders, including our financial statements for the required period ended December 31, 2005. The 2005 Annual Report is not, however, a part of this proxy statement.

Voting Results.   We will publish the voting results on our website at www.symmetrymedical.com, at “Investors” then “2006 Proxy Online” following the annual meeting, as well as in our Form 10-Q for the second quarter of 2006, which we will file with the Securities and Exchange Commission (“SEC”).

Investor Relations Department.   You may contact our Investor Relations Department in one of four ways:

•       Write to Symmetry Medical Inc., at
220 West Market Street
Warsaw, IN  46580.

•       Fax to Andrew Miclot at (574) 267-4551.

•       E-mail to andymi@symmetrymedical.com.

•       Telephone Andrew Miclot at (574) 268-2252.

Stockholder Communications.   Stockholders who wish to communicate with individual directors or the entire Board may do so by sending a communication, marked “Stockholder Communication,” to our corporate offices, 220 West Market Street, Warsaw, Indiana 46580. If addressed to individual directors, the communication will be forwarded, unopened to the Chairperson of the Nominating and Corporate Governance Committee for review and appropriate dissemination.

Governance of the Company

Our business, property and affairs are managed by, or are under the direction of our Board of Directors, pursuant to Delaware’s Business Corporation Law and our Bylaws. Members of the Board are kept informed of our business and of business and industry developments through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them by management or otherwise obtained, and through participation in meetings of the Board and its Committees.

Our Board has seven directorship positions, and during fiscal year 2005, all positions were filled. We have three classes of directors and each class is to be as equal as possible in number. One class is to be elected at each Annual Meeting of the Stockholders. Currently, there are two Class I directorships, three Class II directorships and two Class III directorships. As of the date of this proxy statement, however, there are three vacancies, all of them Class II directorships with terms not scheduled to expire until 2007. The three vacancies are a result of the March 7, 2006 resignations of Robert S. Morris, James A. Conroy and Manu Bettegowda, each of whom are affiliated with Olympus Funds and were serving as Olympus Funds’ representatives on our Board of Directors. None of these resignations resulted from any disagreements with the Company. As a separate matter, the resignations of the Olympus affiliated directors will enable us to fully comply with New York Stock Exchange (“NYSE”) regulations regarding director independence which we were required to satisfy by July 19, 2006.

The foregoing resignations, therefore, leave us with four directors, three of whom are independent. While the Company’s Certificate of Incorporation and Bylaws call for the Board to appoint directors to fill such vacancies for the remaining terms of the resigning members, and while none of the vacancies consist of Class I directorships that require stockholder action to fill at this Annual Meeting, the Board has determined, upon the recommendation of the Nominating and Corporate Governance Committee, to fill one of these vacancies by stockholder vote at the Annual Meeting. The Board may consider filling the remaining two vacancies by appointment during the current year, in coordination with and upon the recommendation of the Nominating and Corporate Governance Committee.

The Board has adopted a set of Corporate Governance Guidelines that address the role, function, make-up and responsibilities of the Board and the various Committees of the Board. You can find a copy of these Corporate Governance Guidelines on our company Website, at www.symmetrymedical.com, or by writing to: Fred Hite, Senior Vice President, Chief Financial Officer and Secretary at Symmetry Medical Inc., 220 West Market Street, Warsaw, IN 46580 and requesting a copy. As the operation of the Board and its Committees is a dynamic process, the Board will regularly review changing legal and regulatory requirements, evolving best practices and other developments. We will keep these policies and our governance practices current, as may be required by the Sarbanes-Oxley Act of 2002 and any rule changes prescribed by the SEC and by NYSE.

Committees and Meetings of the Board of Directors. During 2005, the Board of Directors had three Committees:  the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Audit Committee is responsible for providing independent and objective oversight of the Corporation’s accounting functions and internal controls and monitors the objectivity of the Corporation’s financial statements. The Compensation Committee assists the Board in addressing matters relating to the fair and competitive compensation of the Corporation’s executives, employees and non-employee directors, together with matters relating to retirement, welfare and other benefit plans. The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become members of the Board consistent with criteria set by the Board and developing corporate governance principles.

Each of our Board Committees has adopted a charter that governs its authority, responsibilities and operation. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and NYSE regarding corporate governance policies and processes and listing standards. In conformity with the requirement of such rules and listing standards, we have adopted our Corporate Governance Guidelines, and we have adopted written charters for the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee. The Corporation’s code of business conduct and ethics (which applies to directors, officers (including the Corporation’s Chief Executive Officer, Chief Financial Officer and Controller) and employees)), its Corporate Governance Guidelines, and the charters of Committees of the Board of Directors, including the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee, are available on the Corporation’s Website at www.symmetrymedical.com. Stockholders may request a copy of this information by writing to: Fred Hite, Senior Vice President, Chief Financial Officer and Secretary. Any waivers of, or changes to, the Corporation’s code of business conduct and ethics that apply to the Corporation’s executive officers, directors, or persons performing similar functions, will be promptly disclosed on the Corporation’s Website in the “Investors” then “2006 Proxy Online” section, as required by the SEC and the NYSE.

Prior to July 19, 2005, the Corporation was deemed to be a “controlled company” under the rules of the NYSE, and qualified for the “controlled company” exceptions to the Board of Directors and Committee composition requirements under the rules of the NYSE. Pursuant to this exception, the Corporation was exempt from the rules that would otherwise require that the Board be comprised of a majority of “independent directors,” that the Compensation Committee be comprised solely of “independent directors,” and that the Nominating and Corporate Governance Committee be comprised solely of “independent directors” as defined under the rules of the NYSE. The “controlled company” exception did not modify the requirements of the Sarbanes-Oxley Act and the NYSE rules which require that the Audit Committee be comprised of independent directors exclusively.

On July 19, 2005, upon completion of a second registered offering of common stock, the Corporation changed from a controlled company to a non-controlled company, entitled to application of the phase-in rules regarding director independence. Pursuant to phase in rules, the corporation had until July 19, 2006 to comply with director independence rules.

As of the date of this proxy statement, based upon the information submitted by each of its directors, the Board has made a determination that a majority of our current board is independent as that term is defined by the NYSE listing standards. As of the date of this proxy statement, all of our Committees consist solely of independent directors.

Our Board of Directors also regularly makes an affirmative determination that all such “independence” standards have been and continue to be met by the independent directors and members of each of our three Committees, including a determination that none of such directors has a material relationship with the Company (either directly or as a partner, stockholder or officer of an entity that has a material relationship with the Company). The Board at least annually makes an affirmative determination of such independence compliance, has done so with respect to the year 2005 and has done so, prospectively, with respect to each of the candidates for election as directors at the 2006 Annual Meeting. The Board has similarly made an affirmative determination of independence with respect to members of the Audit Committee, under the special Audit Committee independence criteria. The full Board determined that during 2005 three of the seven members of the Board of Directors met all independence requirements. For 2006, if all nominees are elected at the 2006 Annual Meeting, all of the non-management candidates for election as directors will meet all independence criteria, and will result in 80% of the Board being independent.

The Board of Directors held four regularly scheduled meetings and held fourteen Committee meetings during 2005, and all directors attended at least 75% of the meetings of the Board of Directors and of the various Committees on which they served during 2005.

The members of each Committee, and the chair of each Committee, are appointed annually by the Board.

The Audit Committee. The Audit Committee is responsible for providing independent and objective oversight of the Corporation’s accounting functions and internal controls and monitors the objectivity of the Corporation’s financial statements. The Committee assists in the Board’s oversight of (1) the integrity of the Corporation’s financial statements, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Corporation’s internal audit function and independent auditors. In performing these functions, the Committee has the responsibility to review and discuss the annual audited financial statements and quarterly financial statements and related reports with management and independent auditors, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”  to monitor the adequacy of financial disclosure in its other filings; to retain and terminate the Corporation’s independent auditors and exercise the Committee’s sole authority to review and approve all audit engagement fees and terms and approve in advance the nature, extent, and cost of all non-audit services provided by independent auditors; and to review annual reports from the independent auditors regarding their internal quality control procedures.

The Committee members are Francis T. Nusspickel, Stephen B. Oresman and Frank Turner. Each member of the Committee is independent as so defined. The Board has determined that each member meets the financial literacy qualifications of the NYSE listing standards and that Messrs. Nusspickel and Oresman are “audit Committee financial experts” as such term is defined in the Sarbanes-Oxley Act and related SEC regulations. The Audit Committee met six times during 2005.

Compensation Committee.   The Compensation Committee assists the Board in addressing matters relating to the fair and competitive compensation of the Corporation’s executives, employees and non-employee directors, together with matters relating to retirement, welfare and other benefit plans. The Committee’s principal responsibilities include: (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our executive officers, (3) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (4) reviewing and consulting with the Chief Executive Officer on the selection of officers and evaluation of executive performance and other related matters and (5) administration of stock plans and other incentive compensation plans.

The members of the Committee during fiscal year 2005 were Frank Turner, James A. Conroy and Stephen B. Oresman. Two of three Compensation Committee Members were independent. The Committee met four times during 2005. The Company’s Board of Directors has appointed Francis T. Nusspickel, an independent director, to replace James A. Conroy on the Committee as a result of Mr. Conroy’s resignation from the Board on March 7, 2006.

Nominating and Corporate Governance.   The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become members of the Board consistent with criteria set by the Board and developing corporate governance principles. The Committee’s responsibilities include: (1) evaluating the composition, size and governance of the Board and its Committees and making recommendations regarding future planning and the appointment of directors to Committees, (2) establishing a policy for considering stockholder nominees for election to the Board of Directors, (3) recommending ways to enhance communications and relations with our stockholders, (4) evaluating and recommending candidates for election to our Board of Directors, (5) overseeing our Board of Directors performance and self-evaluation process and developing continuing education programs for our directors, (6) reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes, and (7) reviewing and monitoring compliance with our code of ethics and our insider trading policy.

During fiscal year 2005, the members of the Committee were Manu Bettegowda, Robert S. Morris, Francis T. Nusspickel, Stephen B. Oresman, and Frank Turner. During 2005, three of five Nominating and

Corporate Governance Committee members were independent. The Committee met four times during 2005.  Effective March 7, 2006 after the resignation of Robert S. Morris and Manu Bettegowda, the following three independent directors remained on the Committee: Francis T. Nusspickel, Stephen B. Oresman, and Frank Turner.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC initial reports of beneficial ownership of our common stock and other equity securities, as well as reports of changes in beneficial ownership. These individuals are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and information furnished to us by our executive officers and directors, we believe that all SEC filing requirements applicable to our directors and executive officers with respect to 2005 were met.

Stockholder Proposals for 2007. Any stockholder satisfying the requirements of the SEC’s Rule 14a-8 and wishing to submit a proposal to be included in the Proxy Statement for the 2007 Annual Meeting of Stockholders must submit the proposal in writing to our Corporate Secretary, at 220 W. Market Street Warsaw, IN 46580, on or before November 6, 2006.

In addition, our amended and restated bylaws required that advance written notice be given of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address indicated above not less than 90 days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be received no later than the later of the close of business 90 days prior to such annual meeting or the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.

Assuming that the 2007 annual meeting is not advanced by more than 30 days nor delayed by more than 60 days from the anniversary date of the 2006 annual meeting, appropriate notice would need to be provided to the Secretary at the address indicated above no later than January 28, 2007. If a stockholder fails to provide timely notice of a proposal to be presented at the 2007annual meeting, the proxies designated by our Board of Directors will have discretionary authority to vote on any such proposal which may come before the meeting.

Our amended and restated bylaws also specify requirements relating to the content of the notice which stockholders must provide to the Secretary for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting. A copy of the full text of our amended and restated Bylaws is on file with the SEC.

Information on Directors and Executive Officers

DIRECTORS OF THE REGISTRANT

Set forth below are the name, age, position and a brief account of the business experience of each of the Corporation’s directors and director nominees as of March 30, 2006.

Name	Age	Position
Director:
Brian Moore	60	President, Chief Executive Officer and Director and Interim Chairman
Francis T. Nusspickel	65	Director
Frank Turner	62	Director
Stephen B. Oresman	73	Director

Information on our executive officers is disclosed in Item 1 of our annual report filed on Form 10-K.

Class III Directors (Terms Expire in 2008)

BRIAN MOORE has served as the Corporation’s Interim Chairman of the Board since March 9, 2006 and as President and Chief Executive Officer and a director of the Corporation since the Corporation’s acquisition of Mettis in June 2003. From April 1999 to June 2003, Mr. Moore served as the Chief Executive Officer of Mettis Group Limited, the parent company of Mettis. From April 1994 to March 1999, Mr. Moore held various positions with EIS Group plc, including Chairman of the Aircraft and Precision Engineering Division, and from 1987 to 1999, Mr. Moore served as Chief Executive Officer of AB Precision (Poole) Limited. Prior thereto, Mr. Moore served in various management positions at Vanderhoff plc, Land Rover Vehicles, Bass Brewing and Prudential Insurance, and as the Financial Director for a subsidiary of GEC Ltd. (UK). Mr. Moore has qualified as a Graduate Mechanical Engineer by the Institution of Mechanical Engineers (the qualifying body for mechanical engineers in the United Kingdom) and as an Accountant with the U.K. Chartered Institute of Management Accountants.

FRANCIS T. NUSSPICKEL has served as a director of the Corporation and as a member of the Board’s Audit and Nominating and Corporate Governance Committees since the completion of the corporation’s initial public offering in December 2004. Effective March 9, 2006, Mr. Nusspickel also joined the Corporation’s Compensation Committee. Mr. Nusspickel is a retired audit partner of Arthur Andersen LLP. Mr. Nusspickel spent the majority of his 35 years of public accounting expertise in Arthur Andersen’s Transportation Industry Group and was the worldwide Industry Head for the Ocean Shipping Segment. Mr. Nusspickel is a certified public accountant and currently serves as Chairman of the Professional Ethics Committee of the New York State Society of Certified Public Accountants. Mr. Nusspickel was a former member of the Council of the American Institute of Certified Public Accountants and a former President of the New York State Society of Certified Public Accountants. Mr. Nusspickel serves as a director for Tsakos Energy Navigation Limited. Mr. Nusspickel received his B.B.A. from Manhattan College.

Class II Directors (Terms Expire in 2007)

There are currently no Class II Directors

Class I Directors (Terms Expire in 2006)

FRANK TURNER has served as a director of the Corporation since August 2003 and is a member of the Board’s Audit and Compensation Committees. Since July 19, 2005, Mr. Turner has served as a member of the Corporation’s Nominating and Corporate Governance Committee. Mr. Turner served as Chief Executive Officer of British Midland Aviation Services Limited from 1996 to 1999 as well as a Director of

British Midland plc from 1997 to 1999. He served as Managing Director of Lucas Aerospace Limited as well as a Director of Lucas Industries plc from 1992 to 1995. Prior thereto, Mr. Turner spent 33 years at Rolls-Royce plc during which he was a Main Board Member responsible for its Commercial Engine Business from 1987 to 1991. Mr. Turner currently serves as Chairman of the Board of Potenza Enterprises Ltd., which provides corporate support through non-executive and advisory Board roles. He also serves as Chairman for Potenza Group and SRTechnics Holding AG, as a Director for Aero Inventory plc, and Mettis Group Limited, the former parent company of Mettis, and as an advisor on the aerospace and aviation industry to 3i plc and Star Capital Partners. Over the past 18 years, Mr. Turner has sat on the Boards of Directors of 13 companies, including among others, Rolls-Royce Inc., Rolls-Royce plc, Allied Steel & Wire plc, Apollo Metals Ltd, Cooper Rolls Inc., International Aero Engines AG, Mott MacDonald Ltd, British Regional Airlines Ltd and Wagon plc. He received his BSc(hons) in mechanical and production engineering from the University of Salford in the United Kingdom and his business education from the International Executive Program at Columbia University USA.

STEPHEN B. ORESMAN has served as a director of the Corporation and as a member of the Board’s Audit and Compensation Committees since the completion of the Corporation’s initial public offering in December 2004. Since July 19, 2005, Mr. Oresman has served as a member of the Corporation’s Nominating and Corporate Governance Committee. Since 1991, Mr. Oresman has served as President of Saltash, Ltd., a management consulting firm. From 1988 to 1991, he was a partner and Vice President of The Canaan Group consulting firm. Mr. Oresman’s early career included ten years in the manufacturing sector, including Bausch & Lomb, Inc. and Interlake Steel Corp. Subsequently, Mr. Oresman joined Booz Allen Hamilton, Inc., where he served various positions, including Managing Officer of the firm’s Eastern Region and Chairman of Booz Allen Hamilton International. Mr. Oresman later joined BBDO International as President of the firm’s independent marketing companies. While continuing his consulting pratice, Mr. Oresman also served periods as Chief Executive Officer and then Chairman of the Board for Technology Solutions Company where he was a long time director. Mr. Oresman received his B.A. from Amherst College and his M.B.A. from the Harvard Business School.

CLASS II DIRECTOR NOMINEE

Name	Age	Position
James S. Burns	59	Nominee for Director

JAMES S. BURNS is a Director Nominee and has been President and Chief Executive Officer of EntreMed, Inc. since June 2004 and a director since September 2004. From 2001-2003, Mr. Burns was a co-founder and served as President and as Executive Vice President of MedPointe, Inc., a specialty pharmaceutical company that develops, markets and sells branded prescription pharmaceuticals. From 2000-2001, he served as a founder and Managing Director of MedPointe Capital Partners, a private equity firm that led a leveraged buyout of a NYSE company to form MedPointe Pharmaceuticals. From 1993 to 1999, Mr. Burns served as a founder, Chairman, President and CEO of Osiris Therapeutics, Inc., a privately held biotech company developing therapeutic stem cell products for the regeneration of damaged or diseased tissue. From 1986-1992, he was Vice Chairman of HealthCare Investment Corporation and a founding General Partner of Healthcare Ventures L.P., a venture capital partnership specializing in forming companies build around new pharmaceutical and biotechnology products. From 1981-1986, Mr. Burns served as Group President and as Vice President of the Laboratory Products Group at Becton Dickinson and Company, a multinational medical device company. Previously, he was a Vice President and Partner at Booz Allen & Hamilton, Inc., an international consulting firm. Mr. Burns is Chairman of the Executive Committee of the International BioResources Group and the American Type Culture Collection (ATCC), and a Director of Ciphergen Biosystems, Inc. He earned his BS and MS degrees in biological sciences from the University of Illinois and an MBA degree from DePaul University.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information known to the Corporation regarding beneficial ownership of the Corporation’s Common Stock, as of the Record Date, by each director and each of the executive officers identified in the Summary Compensation Table and by all of its directors and executive officers as a group. Information in the table is derived from SEC filings made by such people under Section 16(a) of the Securities Exchange Act of 1934, as amended and other information received by the Corporation.

	Beneficial Ownership as of March 20, 2006(1)
Name	Current Beneficial Holdings	Shares Subject to Options(2)	Total	Percent Owned*
Named Executive Officers
Brian Moore(3)	10,000	98,861	108,861	*
Fred Hite(3)	2,750	13,105	15,856	*
Andrew Miclot(3)	48,732	-	48,732	*
D. Darin Martin(3)	22,757	-	22,757	*
Richard J. Senior(3)	1,700	34,267	35,967	*
Other Directors or Nominees
Frank Tuner(4)	25,233	-	25,233	*
Francis T. Nusspickel(5)	2,667	-	2,667	*
Stephen B. Oresman(5)	2,667	-	2,667	*
Directors and Executive Officers as a Group (8 people)	116,506	146,234	262,740	0.8%

*                    Less than one percent; assumes the exercise of all vested options

(1)          Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options and warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 20, 2006 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity.

(2)          Currently exercisable or exercisable within 60 days

(3)          On February 15, 2006, upon recommendation from the Compensation Committee, the Board authorized the Company, when approved by Company’s Chief Financial Officer but not before July 31, 2006, to grant 53,500 shares of restricted common stock no later than July 31, 2006, pursuant to the Company’s Amended and Restated 2004 Equity Incentive Plan to the Executive Officers of the Company up to the following amounts:  Brian Moore 25,000, Fred Hite 10,000, Andrew Miclot 10,000, D. Darin Martin 5,000 and Richard J. Senior 3,500.

(4)          Consists of 22,566 shares beneficially owned by Potenza Enterprises Ltd. Mr. Turner is the chairman of Potenza Enterprises Ltd. Also consists of restricted shares; 1,667 of which were issued in 2005 and 1,000 issued in 2006; both grants vest equally over three years.

(5)          Consists of restricted shares; 1,667 of which were issued in 2005 and 1,000 issued in 2006; both grants vest equally over three years.

Security Ownership of Certain Beneficial Owners

The following table lists the beneficial ownership of the Corporation’s common stock of the only people known by the Corporation, to the best of our knowledge, as of March 20, 2005, to beneficially own more than 5% of our Common Stock based upon statements on Form 4 filed by such persons with the SEC.

Date	Name and address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
March 20, 2006	Olympus Partners (1) Metro Center, One Station Place Stamford, CT 06902	5,041,504	14.3%

(1)          Olympus Growth Fund III, L.P. was the record owner of 4,394,590 shares of common stock and currently exercisable warrants to purchase 88,282 shares of common stock, OGP III, L.P. was the record owner 555,946 shares of common stock, OEF, L.P. was the record owner of 2,280 shares of common stock and Mr. Bettegowda, a Vice President of Olympus Funds, directly owned 406 shares of common stock.

Executive Compensation

The following tables set forth certain information with respect to the salaries, bonuses and other compensation we paid for services rendered in 2005 and 2004, options granted during 2005, options exercised during 2005 and option values as of December 31, 2005, for our Chief Executive Officer and our four other most highly compensated executive officers. The amounts shown include compensation for services rendered in all capacities.

Summary Compensation Table

The following discussion has been prepared, based on the actual compensation paid and benefits provided, by the Corporation during the periods indicated to the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation (collectively, the “Named Executives”) during 2004 and 2005. This data is not necessarily indicative of the compensation and benefits that may be provided to the Named Executives in the future.

The following table summarizes for the years indicated the compensation awarded to, earned by, or paid to, the Named Executives for services rendered in all capacities to the Corporation and its subsidiaries.

Summary Compensation Table

						Long-Term Compensation Awards
	Annual Compensation					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards[1] ($)	Securities Underlying Options[2]	LTIP Payouts ($)	All Other Compensation[3] ($)
Brian Moore,	2005	350,000		280,000	—	10,000	—	—	6,315
President and Chief Executive	2004	320,000		256,000	—	—	—	—	4,200
Officer

Fred Hite,	2005	200,000		129,000	—	2,000	—	—	3,615
Senior Vice President and Chief	2004	166,667	[4]	80,000	—	—	72,410	—	—
Financial Officer

Andrew Miclot,	2005	220,000		159,000	—	2,000	—	—	3,969
Senior Vice President,	2004	200,000		160,000	—	—	—	—	4,058
Marketing, Sales, Business
Development and Investor
Relations Officer

D. Darin Martin,	2005	150,000		120,000	—	1,600	—	—	2,708
Senior Vice President, Quality	2004	141,000		112,800	—	—	—	—	2,870
Assurance/Regualtory Affairs
and Compliance Officer

Richard J. Senior,	2005	236,500		89,900	—	1,700	—	—	21,149
Senior Vice President and	2004	219,600		102,742	—	—	—	—	17,568
General Manager, Europe

(1)             Performance Based Restricted Stock which vest over four years based on cumulative operating income performance versus budget.

(2)             Performance Based Stock Options which vest over four years based on cumulative EBITDA performance versus budget.

(3)             Represents matching contributions under our 401(k) plans for those US employees and contributions under the United Kingdom pension plans for those UK employees.

(4)             The compensation amounts in this table represent compensation for Mr. Hite since March 1, 2004, the date on which he commenced employment as Senior Vice President and Chief Financial Officer.

Equity Compensation Plan Information

The following table sets forth information about the Corporation’s common stock that may be issued upon exercise of options, and rights associated with any such option exercises, under all of the Corporation’s equity compensation plans as of December 31, 2005, including the 2002 Stock Option Plan, 2003 Stock Option Plan, 2004 Employee Stock Purchase Plan and the Amended and Restated 2004 Equity Incentive Plan. Each of the plans was approved by the Corporation’s stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reported in column one)
Equity compensation plans approved by stockholders	623,327	$3.14	2,509,488
Equity compensation plans not approved by stockholders	—	—	—
Total	623,327	$3.14	2,509,488

The following table shows information concerning the number and value of unexercised options held by each of the Named Executives listed in the Summary Compensation Table at December 31, 2005. The fiscal year-end value of unexercised in-the-money options listed below has been calculated based upon a per share price of $19.39, the last reported sales price of the Corporation’s common stock on December 30, 2005, less the applicable exercise price per share, multiplied by the number of shares underlying such options. There were no stock options granted in 2005.

Aggregated Fiscal 2005 Year-End Option Values

			Number of Securities
	Shares	Value	Underlying Unexercised		Value of Unexercised
	Acquired on	Realized	Options		in-the-Money Options
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Brian Moore	75,000	1,365,653	163,861	79,620	$3,177,265	$1,543,832
Fred Hite	18,100	297,178	18,106	36,205	351,075	702,015
Andrew Miclot	13,034	237,332	6,517	6,517	126,365	126,365
D. Darin Martin	—	—	—	—	—	—
Richard J. Senior	33,618	612,140	34,267	22,628	664,437	438,757

Director Compensation.   In fiscal year 2005 all non-employee directors who are not or were not otherwise affiliated with the Corporation received an annual cash payment of $25,000 and received a one-time grant of common stock having a value of $25,000 upon being elected to the Board. On February 15, 2005, Messrs. Turner, Nusspickel and Oresman were each granted 1,667 shares of restricted common stock pursuant to the Corporation’s 2004 Equity Incentive Plan. The shares vest ratably over a three year period as of December 31 of each year, beginning on December 31, 2005. The Chairman of the Audit Committee received additional cash compensation of $20,000. In 2004, Mr. Turner received $40,000 in compensation for serving as a member of the Board. All directors are reimbursed for their out-of-pocket expenses incurred in connection with such services.

On February 15, 2006, upon recommendation from the Compensation Committee, the Board approved a grant of restricted common stock of the Company to each of the non-employee directors of the Company pursuant to the Company’s Amended and Restated 2004 Equity Incentive Plan and Restricted Stock Agreements between each such non-employee director and the Company.

The Company granted to each non-employee director, including Messrs. Turner, Nusspickel and Oresman, and will grant to any other non-employee director elected to serve during the 2006 fiscal year, 1,000 shares of restricted common stock of the Company which will vest ratably over a three-year period. In addition, the Company will provide to each non-employee director, and any other non-employee director elected to serve during the 2006 fiscal year, an annual retainer of $25,000.

Employment Agreements.   We have employment agreements with Brian Moore, Richard J. Senior and Fred Hite.

In June 2003, the Corporation entered into an employment agreement with Brian Moore to serve as its President and Chief Executive Officer and a member of the Board of Directors until June 11, 2006, subject to a one year automatic renewal. Mr. Moore’s current annual salary is $375,000, subject to annual review and potential increase by Board. In addition, Mr. Moore is eligible to receive an annual cash bonus, based upon the satisfaction of certain performance criteria. The Board of Directors, in accordance with the agreement, recently increased his bonus to a potential 100% of his annual salary. If Mr. Moore’s employment is terminated by us without

“cause”, or by Mr. Moore for “good reason” (as those terms are defined in his agreement) during the employment term, then Mr. Moore will be entitled to continue to receive his base salary for twelve months after the date of such termination. He will also be entitled to receive a pro rata portion of his performance bonus for the year in which such termination occurs. Mr. Moore has agreed not to compete with the Corporation during the term of his employment and for twenty-four months following termination.

In June 2003, the Corporation entered into an employment agreement with Richard J. Senior to serve as the Managing Director of Thornton Precision Components Ltd. for a continuous period, subject to twelve months prior notice of termination. Pursuant to his contract, Mr. Senior also serves as the Senior Vice President and General Manager, Europe of Symmetry Medical Inc. If Mr. Senior’s employment is terminated by the Corporation with less than twelve months prior notice, Mr. Senior is entitled to receive a payment equal to his base salary and benefits for twelve months, or the unexpired portion of the notice period, if less. Mr. Senior’s current salary is $236,250 per year, subject to annual review in January of each year. In addition, Mr. Senior is eligible to receive an annual cash bonus of up to 50% of his base salary, which amount will be determined by the Board. Mr. Senior has agreed not to compete with the Corporation during the term of his employment and for 6 months following termination.

In January 2004, the Corporation and Fred Hite signed an offer letter outlining the terms of employment for Mr. Hite as the Chief Financial Officer of the Corporation commencing on March 1, 2004. Mr. Hite’s current annual salary is $220,000, subject to annual review. In addition, Mr. Hite will receive an annual bonus, based upon the satisfaction of certain performance criteria, of up to 80% of his annual salary. If Mr. Hite’s employment terminates in the event of the sale of the Corporation, he will be entitled to continue to receive his base salary for twelve months after the date of such termination and he will be entitled to receive an average of twelve months bonus. Mr. Hite was granted 72,410 stock options at $4.83 per share under the Company’s 2003 Stock Option Plan. Pursuant to the terms of the offer letter, the benefits of these options are capped under certain circumstances.

Related Party Transactions

Repurchase of Preferred Stock, Subordinated Debt and Preferred Stock Warrants

The Corporation used approximately $23.3 million of the net proceeds from the initial public offering of its Common Stock, completed on December 8, 2004, to fund the repurchase of a portion of the Corporation’s then outstanding preferred stock and warrants to purchase preferred stock. The following table sets forth the number of shares of preferred stock and warrants to purchase preferred stock that were repurchased from certain of our directors, executive officers and security holders who, at that time, beneficially owned more than five percent of any class of the Corporation’s voting securities.

Name	Aggregate Number of Shares of Preferred Stock and Warrants to Purchase Preferred Stock	Aggregate Purchase Price
Mettis Group Limited	1,883.04	$2,088,143
Olympus/Symmetry Holdings LLC	15,389.15	$18,877,935
Olympus Growth Fund III, L.P.	120.01	$133,076
Olympus Growth Co-Investment Fund III, L.P.	20.78	$23,041
Olympus Executive Fund	1.15	$1,279
Windjammer Mezzanine & Equity Fund II, L.P.	982.52	$1,089,539
Brian Moore	18.83	$20,728
Andrew Miclot	35.15	$47,263
D. Darin Martin	24.77	$33,063
Richard J. Senior	9.42	$10,364
Potenza Enterprises (owned by Frank Turner, a Director)	18.83	$20,728

The per share purchase price for each share of preferred stock or warrant to purchase preferred stock repurchased by the Corporation was equal to the liquidation value of the preferred stock of $1,000 per share plus all accumulated and unpaid dividends through the repurchase date minus, in the case of the preferred stock warrants, the exercise price thereof of $.01 per share. All of the shares of the preferred stock repurchased by the Corporation were initially sold to the holders thereof at a price of $1,000 per share and all preferred stock warrants were issued in connection with our sale of our 12.0% senior subordinated notes.

All of the shares of preferred stock and preferred stock warrants not repurchased were converted into shares of Common Stock or warrants to purchase Common Stock prior to the completion of the initial public offering. Each share of preferred stock not repurchased was converted into that number of shares of Common Stock determined by dividing its liquidation value of $1,000 per share plus all accumulated and unpaid dividends through the conversion date by $12.75, which represents 85% of the initial public offering price.

In addition, the Corporation used approximately $36.4 million of the net proceeds from the initial public offering to repurchase all of its outstanding senior subordinated notes, bearing interest at 12% per annum, including an aggregate of $8.0 million of senior subordinated notes held by Olympus Growth Fund III, L.P., Olympus Growth Co-Investment Fund III, L.P. and Olympus Executive Fund. The senior subordinated notes and warrants to purchase an aggregate of 585,377 shares Common Stock at a purchase price of $0.01 per share and warrants to purchase an aggregate of 3,530 shares of preferred stock at a purchase price of $0.01 per share were issued on June 11, 2003 in connection with the borrowing by the Corporation of an aggregate of $36 million. The proceeds from that borrowing were used to fund a portion of the purchase price for Mettis UK Limited.

In the aggregate, Olympus and its affiliates received approximately $27.0 million of the net proceeds from the initial public offering.

Transaction Fee Agreement

Pursuant to the terms of an amended and restated transaction fee agreement, dated June 11, 2003, Olympus Advisory Partners, Inc. agreed to provide financial and management consulting services to the Corporation. This transaction fee agreement was for an initial term of five years, automatically renewable after five years on a year-to-year basis unless either party gives thirty days’ prior written notice to the other party of its intent to terminate the agreement. The Corporation has paid Olympus Advisory Partners approximately $0.4 million for services rendered under this agreement in fiscal years 2004 and 2003. In connection with the initial public offering, the Corporation and Olympus Advisory Partners terminated this agreement.

In addition, Olympus Advisory Partners, Inc. received a fee, including expense reimbursement, upon consummation of the Corporation’s acquisition of Mettis UK Limited in June 2003, of approximately $1.6 million for services provided in structuring, negotiating and financing that transaction.

Financial Advisory Fee

In 2004, the Corporation agreed to pay $2.0 million to Olympus Advisory Partners, Inc. as compensation for financial advisory services rendered by Olympus Advisory Partners, Inc. to the Corporation in connection with the initial public offering. Such financial advisory services included extensive analysis of the offering as compared to other strategic alternatives, evaluation and selection of the managing underwriters for the offering, structuring advice as to the proposed terms of the offering, assistance in the preparation of the offering-related documentation and assistance in the structuring, preparation and negotiation of the terms of the new senior credit facility.

Other Related-Party Transactions

During the years ended December 31, 2005 and January 1, 2005, the Corporation purchased contract manufacturing services totaling $1.1 million and $1.0 million, respectively, from ADS Precision Limited (ADS), a company controlled by a relative of Mr. Richard J. Senior, a Senior Vice President and General Manager of our European Operations. The Corporation maintains an ongoing relationship with this vendor and believes all transactions have been executed on an arms length basis. The Corporation has a payable to ADS of $0.2 million as of December 31, 2005 and $0.4 million as of January 1, 2005.

Audit and Non-Audit Fees

Audit and Non-Audit Fees.   The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2005 and January 1, 2005.

	2005	2004
Audit Fees	$887	$1,462
Audit-Related Fees	504	—
Tax Fees	343	304
All Other Fees	—	—
	$1,734	$1,766

Audit Fees:   Consists of fees billed for professional services rendered for the audit of Symmetry Medical Inc.’s consolidated financial statements and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees:   are principally related to Sarbanes Oxley 404 services.

Tax Fees:   are principally comprised of fees for services provided in connection with worldwide tax planning and compliance services, expatriate tax services, and assistance with tax audits and appeals.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor.   Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

Prior to engagement, the Audit Committee will pre-approve the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

1.                 Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, and other work required to be performed by the independent auditors to be able to form an opinion on our Consolidated Financial Statements. Such work includes, but is not limited to, comfort letters, and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

2.                 Audit-related services are for services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Such services typically include but are not limited to, due diligence services pertaining to potential business acquisitions or dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services,” statutory audits or financial audits for subsidiaries or affiliates, and assistance with understanding and implementing new accounting and financial reporting guidance.

3.                 Tax services include all services performed by the independent auditors’ tax personnel, except those services specifically related to the financial statements, and includes fees in the area of tax compliance, tax planning and tax advice.

Notwithstanding anything to the contrary set forth in any of our previous or future filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might “incorporate by reference” future or previous filings, including this proxy statement, in whole or in part, the following “Report of the Compensation Committee on Executive Compensation,” Report of the Audit Committee,” and the Performance Graph on page 25 shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

This proxy statement also includes references to our or the SEC’s website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

Report of the Compensation Committee
on Executive Compensation

General Overview

The Symmetry Medical Inc. Compensation Committee oversees the Company’s compensation plans and policies and administers the Company’s equity incentive plans. The Committee reviews and approves all compensation decisions relating to our executive officers and directors (including equity grants). There were four meetings of the Committee in 2005, all four of which involved executive sessions with no Symmetry employees present.

The Committee consisted of James A. Conroy, Frank Turner and Stephen B. Oresman. The Board of Directors has determined that Mr. Turner and Mr. Oresman are independent directors as defined in Rule 4200 of the National Association of Securities Dealers’ listing standards, outside directors as such term in defined with respect to Section 162(m) of the Internal Revenue Code and non-employee directors under Section 16(b) of the Securities Exchange Act of 1934.  Mr. Conroy did not satisfy the definition of an independent director; however, until July 19, 2005, the Company was considered a “controlled” company, and therefore the Company was not required to have solely independent directors on its Committee. The Company’s Board of Directors has appointed Francis T. Nusspickel to replace Mr. Conroy on the Committee as a result of Mr. Conroy’s resignation from the Board on March 7, 2006.

None of our Committee members currently serve or have ever served as an officer of Symmetry Medical Inc.

During the most recent fiscal year, there were no interlocking relationships between any of our executive officers and the Committee, on the one hand, and the executive officers and the compensation Committee of any other companies, on the other hand, nor has any such interlocking relationship existed in the past.

The Committee’s Responsibilities

The Committee’s charter establishes the following responsibilities:

•       Review and approve corporate goals and objectives relevant to the compensation of executive officers, evaluate the performance of the executive officers in light of those goals and objectives and determine and approve the compensation level of executive officers based on that evaluation.

•       Evaluate and establish the incentive components of the CEO’s compensation and related bonus awards, taking into account the Corporation’s performance and relative stockholder return, the value of similar incentive awards to CEO’s at comparable companies, the services rendered by the CEO and the awards given to the CEO in past years.

•       Review and approve the design of the benefit plans which pertain to the directors, the CEO and other senior executive officers who report directly to the CEO, including oversight of  Rule 162(m) plans.

•       Administer all plans entitled to the exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, including stock option, restricted stock and deferred stock plans.

•       Approve the material terms of all employment, severance and change of control agreements for executive officers.

•       Recommend to the Board of Directors the compensation for all Board members, such as retainer, Committee Chairman fees, stock options and other similar items as appropriate, and pursuant to the Company’s corporate governance guidelines.

•       Provide oversight regarding the Company’s retirement, welfare, and other benefit plans, policies and arrangement on an as needed basis.

•       Review compensation policies and guidelines issued by the (i) the NYSE and other applicable authorities and (ii) key institutional stockholders and (iii) entities that offer proxy voting services and recommendations to stockholders.

•       Prepare a report for inclusion in annual proxy statement.

In January 2006, our Committee engaged the services of Mercer Human Resources Consulting, an international consulting firm, to assist in the completion of the Committee’s responsibilities. Mercer was asked to advise our Committee on all matters related to executive officer and director compensation. Mercer’s work included a review of other companies considered to be our peers. Mercer’s report supported our 2005 level of executive officer and director remuneration as well as our planned 2006 remuneration. Mercer’s work also provided insight into potential adjustments to various elements of executive compensation and benefits practices going forward.

The total direct compensation for Symmetry Medical Inc. executive officers generally falls within the 59th percentile of total direct compensation for executives holding similar positions with peer group companies. However, Mercer’s report indicates that the Company’s long term incentive compensation (such as performance based restricted shares and options) lags quite significantly behind our peers. We plan to use Mercer’s findings as one of the factors we consider in making compensation decisions in 2006.

Our Compensation Philosophy

The Committee is guided by three principal goals and objectives:  (1) to allow our Company to attract and retain talent, our salaries should be competitive with the level of salaries paid to companies that are considered peers; (2) annual incentive bonuses should be directly related to the Company’s financial results produced during the year; and (3) long term compensation in the form of restricted shares and stock options should be directly linked to company performance and enhancement of stockholder value.

The Committee believes that executive compensation should be aligned with the values, objectives and financial performance of the Company. We want to motivate our officers and key employees to achieve the Company’s goals of providing the Company’s stockholders with a competitive return on their investments, while at the same time producing high quality products. Our compensation program is designed to attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company; promote a performance orientated environment that encourages Company and individual achievement; reward executive officers for long-term strategic management and the enhancement of stockholder value.

The Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. Symmetry is located in Warsaw, Indiana, which is frequently referred to as the “Orthopedics Capital of the World.”  Because of the number of customers and competitors in the immediate Warsaw, Indiana area, it is important that our compensation program be competitive to allow us to continue to attract and retain key employees.

Our Compensation Program

The total compensation program for our executive officers consists of the following elements:

•       Salaries

•       Annual Incentive Bonuses

•       Long-term incentive compensation

•       Other benefits

It is our Committee’s intent that our salaries, annual incentive bonuses and long-term incentive award values be targeted at a level near the median of our peer group.

To establish total compensation for our executive officers, the Committee compares our executive officers’ compensation against comparative peer companies and also considers recommendations from the Chief Executive Officer regarding those executives reporting directly to him. Our management team provides the Committee historical and prospective breakdowns of the total compensation components for each executive officer.

We believe that our executive officers’ total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate, business segment and individual performance goals.

We also believe that a significant amount of pay for executive officers should be comprised of long- term, at-risk pay to align management interests with those of stockholders.

The Company’s total compensation opportunities should enhance Symmetry’s ability to attract, retain and develop exceptionally knowledgeable and experienced executives upon who, in large part, the successful operation and management of Symmetry depend.

Salaries

The Company’s 2005 base salaries of our executive officers are shown in the “Salary” column of the Summary Compensation Table on page 12 of our proxy statement. Salaries for executive officers are reviewed on an annual basis, as well as at the time of a promotion or other changes in responsibilities.

The base salaries of our executive officers were established by the Committee and approved by the Board of Directors after considering compensation salary trends, overall level of responsibilities, total performance and compensation levels for comparable positions in our industry. Salary levels were also influenced by the Company’ continuing focus on revenue growth. Base compensation is targeted at about the median of compensation paid to executives with similar levels of experience at peer companies.

Annual Incentive Bonuses

During 2005, the Company had an annual bonus plan for their executive officers that range from 0% to 80% depending on specific objectives being met and the completion of certain specifically identified objectives assigned to each executive.

A revised bonus plan was adopted on February 15, 2006. The Company currently has an annual bonus plan for their executive officers that range from 0% to 100% depending on specific objectives being met and the completion of certain specifically identified objectives assigned to each executive.

Annual incentive awards are determined as a percentage of each executive officer’s base salary. The Committee establishes the performance measures and other terms and conditions of awards for executive officers. The bonus plan is based on performance against the Board approved budget and uses Sales, Net Income and Operating Cash as the primary metrics. The plan pays out from 0% - 50% on performance of 15% below budget up to budget. For performance over budget and additional 10% - 30% is paid on performance of budget to 10% over budget. Each executive is also measured against a specific list of objectives. The portion of the bonus for objectives is only paid if the budgeted net income is achieved.

Long-Term Incentive Compensation

The Committee believes that equity-based compensation ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company.

The Company’s 2004 Equity Incentive Plan provides for the opportunity to grant stock options and other equity-based incentive awards to officers, other key employees and non-employee directors to help align those individuals’ interests with those of stockholders, to motivate executives to make strategic long-term decisions, and to better enable the Company to attract and retain capable directors and executive personnel and directors.

(a)   Stock Options

Stock options that have been granted are performance based stock options which vest over four years if the budgeted EBITDA is achieved on a cumulative basis. The Committee has granted to four of the five executive officers as such amounts are set forth in the Summary Compensation Table at page 12 of the Proxy Statement.

(b)   Performance Based Restricted Shares

Based on the Mercer’s report, the Company’s long term incentive compensation lags quite significantly behind our peers. Using the report as one of the factors we consider in making compensation decisions in 2006, the Board has authorized the Company to grant up to 125,000 of Performance Based Restricted Shares to certain employees but only upon fulfillment of administrative requirements as approved by the Company’s Chief Financial Officer. If the Performance Based Restricted Shares are to be granted it will occur prior to July 31, 2006. Such shares, if granted would be subject to three year vesting schedule based on achieving operating income on a cumulative basis. In 2005, the Company granted 50,000 Performance Based Restricted Shares as such amounts are set forth on the summary compensation table.

(c)   UK Share Incentive Plan 2006

The UK Share Incentive Plan 2006, if approved by our stockholders, would allow UK employees to purchase our stock at a 5.0% discount. This plan is being implemented in 2006 to match a similar benefit that the US employees receive through their Employee Stock Purchase Program which was implemented in 2005.

Evaluation of Executive Performance in 2005 and CEO Compensation

Mr.  Brian Moore was the Company’s Chief Executive Officer for the fiscal year 2005. Mr. Moore received $320,000 cash compensation, earned a bonus of $280,000 and was granted 10,000 performance-based, restricted stock shares, which vest at the end of four years assuming specific financial targets are achieved. The Compensation Committee determined the Chief Executive Officer’s compensation after considering the same factors used to determine the compensation of other executive officers. In determining the compensation for Mr. Moore, the Compensation Committee evaluated his performance by considering the Company’s excellent financial and operating performance based on the previously authorized guidelines for the prior fiscal year as well as the leadership of Mr. Moore, his ability to foster and maintain a strong, positive and high-integrity culture, and his continued ability to grow the business and develop and implement strategies to enhance stockholder value over the long term. The Compensation Committee also considered the personal performance of Mr. Moore in a number of additional areas, including cost containment, innovation, productivity improvement, new ventures, and organizational development, and customer and stockholder relations.

Director Compensation

Each of our non-employee directors receives a retainer and a grant of restricted shares that vest equally over three years. Our director compensation has been compared to our peer group companies and is below the median.

Compensation Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a limit on tax deductions for annual compensation in excess of $1.0 million paid by a corporation to its Chief Executive Officer and the other four most highly compensated executive officers. This provision excludes certain forms of “performance-based compensation,” including stock options, from the compensation taken into account for purposes of that limit. The Compensation Committee believes that our 2004 Executive Incentive Plan is “performance-based” within the meaning of that restriction. Nonetheless, the Compensation Committee believes that, although it is desirable for executive compensation to be fully tax deductible whenever in the Committee’s judgment that would be consistent with the objectives pursuant to which the particular compensation is paid, we should compensate our executive officers fairly in accordance with our compensation philosophy, regardless of the anticipated tax treatment. The Compensation Committee will from time to time continue to assess the impact of Section 162(m) of the Code on its compensation practices and will determine what further action, if any, may be appropriate in the future.

Summary

It is the opinion of the Compensation Committee that the executive compensation policies and programs in effect for the Company’s executive officers and directors provide an appropriate level of total compensation that properly aligns the Company’s performance and interests of the Company’s stockholders with competitive executive compensation in a balanced and reasonable manner.

The Compensation Committee:
/s/ Frank Turner, Member
/s/ Stephen B. Oresman, Member
James A. Conroy, Chairman*

* James A. Conroy was a member of our Board of Directors and the Chairman of the Compensation Committee for all of fiscal year 2005; however, effective March 7, 2006, he resigned from the Board and the Compensation Committee. See page 4 of our Proxy Statement and our Company’s Form 8-K filed on March 9, 2006 for more information.

Report of the Audit Committee

The following is the report of the Audit Committee of the Board of Directors with respect to the Company’s audited financial statements for the year ended December 31, 2005, included in the Company’s Annual Report on Form 10-K for such year.

The Audit Committee was established by the Board of Directors (the Board) for the purpose of assisting the Board in its oversight responsibilities of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Audit Committee performs this work under the guidance of a written charter approved by the Board. The Audit Committee members are Francis T. Nusspickel (who serves as chair), Stephen B. Oresman and Frank Turner. The Board has determined that each of the members of the Audit Committee meets the financial literacy and independence requirements of the New York Stock Exchange (NYSE), and that Francis T. Nusspickel and Stephen B. Oresman both qualify as an “Audit Committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission. The Board limits to three the number of public company audit Committees on which its audit Committee members may serve without specific determination by the Board that such simultaneous service will not impair the ability of such Committee member to serve on the Committee. Any such determination will be disclosed in the annual proxy statement.

The Audit Committee held six meetings during the year ended December 31, 2005, all of which were held in person. In addition, the Audit Committee held three additional telephonic meetings discussing specific matters. The Audit Committee’s primary duties and responsibilities are to:

•       Review and discuss with management and the independent auditors our annual audited financial statements and quarterly financial statements, including a review of the “Managements’ Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K and 10-Q filings, as well as the Company’s earnings press releases and information related thereto. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committee.

•       Retain and terminate, in its sole discretion, independent auditors and approve all audit engagement fees and terms for the Company and its subsidiaries; approve any audit and any permissible non-audit engagements or relationships with our independent auditors; discussed with our independent auditors their qualifications, performance and independence and received written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1, “ Independence Discussions with Audit Committees”.

•       Review and monitor our internal and external reporting processes and controls; review the effect of any regulatory and accounting initiatives and the effect of these initiatives on any off-balance sheet structures on our financial statements;  the use of pro forma or non-GAAP financial information; establish regular systems of reporting to the Committee regarding any significant judgements made in the preparation of the financial statements or any significant difficulties encountered during the course of a review or audit; review any significant differences between management and the independent auditors with respect to the preparation of the financial statements; review and discuss with our independent auditors the responsibilities and staffing of our internal control procedures and financial reporting processes; and, on the occasion of each in person meeting of the Audit Committee, hold separate meeting with management, including the Chief Financial Officer, the internal auditor and the independent auditors on these matters.

•       Review with our counsel any legal matters that could significantly impact our financial statements or operations; discuss with management and our independent auditors our risk assessment and risk management policies and practices; oversee our compliance programs and adherence to our Code of Business Conduct and Ethics; establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and to oversee the functioning of an internal audit function.

•       Prepare a report to be included in our proxy statement, provide regular reports to the Board and maintain minutes or records of its meetings and activities.

Based upon the reviews and discussions described in this report, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission.

This report is submitted by the Audit Committee.

The Audit Committee:
/s/ Frances T. Nusspickel, Chairman
/s/ Stephen B. Oresman, Member
/s/ Frank Turner, Member

Stockholder Return Performance Graph

The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return of the S&P Stock Index and the S&P 500 Health Care Equipment Index for the period of December 9, 2004 (the first day of trading on New York Stock Exchange following our initial public offering of our common stock) and the last trading day prior to December, 31 2005.

Comparison of Cumulative Total Return *
	December 9, 2004	December 31, 2004	December 31, 2005
Symmetry Medical Inc.	$100	$140	$129
S&P 500 Stock Index	$100	$102	$105
S&P Health Care Index	$100	$102	$107

*                    Assuming $100 was invested on December 9, 2004 (the first date the company common stock was traded on the New York Stock Exchange) in company common stock and each index. Values as of December 31 assuming dividends are reinvested. No dividends have been declared or paid on company common stock. Returns over the indicated period should not be considered indicative of future returns.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have adopted a Code of Business Conduct and Ethics that applies to our senior executive officers and to all employees and directors and is available on our Website www.symmetrymedical.com under the heading “Investors” then “Corporate Governance.” We also intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendments to or waivers of a provision of the codes by posting such information on our website, unless a Form 8-K is otherwise required by applicable SEC or NYSE rules.

Proposal No. 1
Election of Directors

Our Board has seven directorship positions. We have three classes of directors and each class is to be as equal as possible in number. One class is to be elected at each Annual Meeting of the Stockholders. Currently, there are two Class I directorships, three Class II directorships and two Class III directorships. As of the date of this proxy statement, however, there are three vacancies, all of them Class II directorships with terms not scheduled to expire until 2007. The three vacancies are a result of the March 7, 2006 resignations of Robert S. Morris, James A. Conroy and Manu Bettegowda, each of whom are affiliated with Olympus Funds and were serving as Olympus Funds’ representatives on our Board of Directors. None of these resignations resulted from any disagreements with the Company. As a separate matter, the resignations of the Olympus affiliated directors will enable us to fully comply with New York Stock Exchange regulations regarding director independence which we were required to satisfy by July 19, 2006.

The foregoing resignations, therefore, leave us with four directors, three of whom are independent. While the Company’s Certificate of Incorporation and its Bylaws call for the Board to appoint directors to fill such vacancies for the remaining terms of the resigning members, and while none of the vacancies consist of Class I directorships that require stockholder action to fill at this Annual Meeting, the Board has determined, upon the recommendation of the Nominating and Corporate Governance Committee, to fill one of these vacancies by stockholders vote at the Annual Meeting. The Board may consider filling the remaining two vacancies by appointment during the current year upon the recommendation of the Nominating and Corporate Governance Committee.

At the 2006 Annual Meeting, the terms of the Class I Directors’ will expire. Our stockholders are being asked to vote to elect two directors to Class I to serve for three year terms expiring in 2009.

Our stockholders are also being asked to vote to elect one Class II Director to fill one of the board vacancies. The newly-elected Class II Director will complete a term that expires in 2007.

The nominees for director have consented to serve, if elected, and we have no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies may be voted for an alternate candidate chosen by the Board. The two nominees for Class I Directors and the one nominee for a Class II Director receiving the greatest number of votes will be elected as Directors.

We will vote your shares as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for us to substitute another person for any of the nominees, we will vote your shares FOR that other person.

If you wish your shares voted for some but not all of the nominees, or if you wish to withhold your vote from some but not all of the nominees, you may so indicate on the proxy card. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Our Board of Directors has nominated the persons named below for election as Class I Directors and for the election as a Class II Director. Following is the age, principal occupation during the past five years, and certain other information of each nominee.

Director Nominees—Class I

STEPHEN B. ORESMAN has served as a director of the Corporation and as a member of the Board’s Audit and Compensation Committees since the completion of the Corporation’s initial public offering in December 2004. Since July 19, 2005,

Mr. Oresman has served as a member of the Corporation’s Nominating and Corporate Governance Committee. Since 1991, Mr. Oresman has served as President of Saltash, Ltd., a management consulting firm. From 1988 to 1991, he was a partner and Vice President of The Canaan Group consulting firm. Mr. Oresman’s early career included ten years in the manufacturing sector, including Bausch & Lomb, Inc. and Interlake Steel Corp. Subsequently, Mr. Oresman joined Booz Allen Hamilton, Inc., where he served various positions, including Managing Officer of the firm’s Eastern Region and Chairman of Booz Allen Hamilton International. Mr. Oresman later joined BBDO International as President of the firm’s independent marketing companies. While continuing his consulting pratice, Mr. Oresman also served periods as Chief Executive Officer and then Chairman of the Board for Technology Solutions Company where he was a long time director. Mr. Oresman received his B.A. from Amherst College and his M.B.A. from the Harvard Business School.

FRANK TURNER has served as a director of the Corporation since August 2003 and is a member of the Board’s Audit and Compensation Committees. Since July 19, 2005, Mr. Turner has served as a member of the Corporation’s Nominating and Corporate Governance Committee. Mr. Turner served as Chief Executive Officer of British Midland Aviation Services Limited from 1996 to 1999 as well as a Director of British Midland plc from 1997 to 1999. He served as Managing Director of Lucas Aerospace Limited as well as a Director of Lucas Industries plc from 1992 to 1995. Prior thereto, Mr. Turner spent 33 years at Rolls-Royce plc during which he was a Main Board Member responsible for its Commercial Engine Business from 1987 to 1991. Mr. Turner currently serves as Chairman of the Board of Potenza Enterprises Ltd., which provides corporate support through non-executive and advisory Board roles. He also serves as Chairman for Potenza Group and SRTechnics Holding AG, as a Director for Aero Inventory plc, and Mettis Group Limited, the former parent company of Mettis, and as an advisor on the aerospace and aviation industry to 3i plc and Star Capital Partners. Over the past 18 years, Mr. Turner has sat on the Boards of Directors of 13 companies, including among others, Rolls-Royce Inc., Rolls-Royce plc, Allied Steel & Wire plc, Apollo Metals Ltd, Cooper Rolls Inc., International Aero Engines AG, Mott MacDonald Ltd, British Regional Airlines Ltd and Wagon plc. He received his BSc(hons) in mechanical and production engineering from the University of Salford in the United Kingdom and his business education from the International Executive Program at Columbia University USA.

Director Nominee — Class II

JAMES S. BURNS is a Director Nominee of the Corporation. Mr. Burns is a Director, President and Chief Executive Officer of EntreMed, Inc., a public clinical-stage pharmaceutical company developing drugs for the treatment of cancer and inflammatory diseases. From 2001-2003, Mr. Burns was a founder and served as President and as Executive Vice President of MedPointe Inc., a specialty pharmaceutical company that develops, markets and sells branded prescription pharmaceuticals. From 2000-2001, he served as Managing Director and a founder of MedPointe Capital Partners, a private equity firm that led a leveraged buyout of a NYSE company to form MedPointe Pharmaceuticals.

From 1993-1999, Mr. Burns served as a founder, Chairman, President and CEO of Osiris Therapeutics, Inc., a privately held biotech company developing therapeutic stem cell products for the regeneration of damaged or diseased tissues. From 1986-1992, he was Vice Chairman of HealthCare Investment Corporation and a founding General Partner of Healthcare Ventures L.P., a venture capital partnership specializing in forming companies built around new pharmaceutical and biotechnology products. From 1981-1986, Mr. Burns served as Group President and as Vice President of the Laboratory Products Group at Becton Dickinson and Company. Previously, he was a Vice President and Partner at Booz Allen & Hamilton, Inc., a multinational consulting firm.

Mr.  Burns is Chairman of the Executive Committee of the International BioResources Group and the American Type Culture Collection (ATCC), a Trustee of the University of Maryland Biotechnology Institute, and a Director of Ciphergen Biosystems, Inc. He earned his B.S. and M.S. degrees in Biological Sciences from the University of Illinois and an M.B.A. degree from DePaul University.

The Board recommends a vote FOR the proposed election of
the two Class I Director nominees and the one Class II Director nominee described in this proxy statement.

Proposal No. 2
Ratification of the Appointment of Independent Auditors

In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young, LLP as our independent auditors to conduct our annual audit for the year 2006, and, although not legally required but in accordance with established policy, we are submitting this appointment to stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, we anticipate that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year. However, any such vote would be considered in connection with the auditors’ appointment for 2007.

Ernst & Young, LLP conducted our annual audit for 2005, and we believe that representatives of Ernst & Young, LLP will be present at the meeting, will make themselves available at the meeting to respond to appropriate questions from stockholders, and, if the representatives desire, will have an opportunity to make a statement.

The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young, LLP as independent auditors for 2006.

Proposal No. 3
Approval of Symmetry Medical Inc. UK Share Incentive Plan 2006

On July 28, 2005, our Board of Directors adopted the Symmetry Medical Inc. UK Share Incentive Plan 2006 (the “2006 Plan”), subject to stockholder approval. Before you decide how to vote, you should review the essential features of the 2006 Plan summarized below. This summary is qualified in its entirety by reference to the full text of the 2006 Plan which is included as Appendix “A” to this Proxy.

The 2006 Plan allows the Company to award eligible United Kingdom participants one “matching share” for every 20 “shares” they purchase out of their gross income. Purchases are limited to a value of 10% of gross pay or £1500 per annum whichever is lower. Participants must continue to be employed within Symmetry Medical Inc. in the United Kingdom in order to remain participants in the 2006 Plan. Employees who leave within three years of purchasing shares or sell these shares within three years of the date of purchase will lose their matching shares. This three year rule does not apply if the employee leaves Symmetry Medical Inc. for reason of redundancy, injury or disability, retirement at or after contractual age or death in service.

The 2006 Plan also allows for the Company to award eligible United Kingdom participants shares based on certain performance allowances to be determined by the Board of Directors; however, at this time the Board has not approved these type of performance based awards.

The 2006 Plan will be independently administered by Computershare Investor Services plc (“Computershare”) in the UK. We have obtained the necessary approvals from the UK tax authorities to allow the 2006 Plan to be classified as an HM Revenue and Customs Approved Share Incentive Plan under the terms of the Income Tax (Earnings and Pensions) Act 2003. If approval is subsequently withdrawn then the 2006 Plan will cease immediately.

Individuals who have been employed on a permanent basis for a minimum of six months within our two UK Operating Divisions: Thornton Precision Components Limited (“TPC”) and Symmetry Medical Cheltenham Limited (“OTC”) are eligible to participate in the 2006 Plan. In the event that further companies are acquired in the UK employees of these companies will be able to participate, on the same terms, subject to Board approval. In the event that either TPC or OTC ceases to be members of the group, then the 2006 Plan will be terminated accordingly.

Participants’ contributions will be made out of pre tax income which should result in the participants receiving a Tax and National Insurance benefit.

Because deductions will be made in pounds sterling and the shares are denominated in US dollars, the value of any share purchases or sales will be translated from £ to $ at the rate of exchange ruling at the close of business on the previous business day in New York. The share price used will again be that ruling at the close of business on the NYSE on the previous business day.

On a monthly basis the participants’ payroll deductions will be passed to Computershare who will calculate the number of shares each individual can purchase and the number of matching shares to which the individual is entitled based, on a 1 : 20 ratio. The shares will be issued by the Company and held in trust by Computershare on behalf of the individual participant. Participant deductions will be used to purchase as many full shares as the value will allow each month. Any residue not being sufficient to purchase a full share will be carried over to the next months share purchase date.

Participants can choose to leave the 2006 Plan at any time but their ability to keep the shares and the tax benefits they accrue from shares being purchased out of pre tax income is subject to strict rules. Participants can amend the amount of their monthly contribution at any time, subject to the upper limits of £1500 or 10% of annual gross income outlined above.

The 2006 Plan will continue for a maximum period of 10 years from the date approved by our stockholders, unless renewed by a resolution of our Board, which shall also be subject to stockholder approval. The 2006 Plan can be terminated earlier by the Company issuing a Termination Notice or if the 2006 Plan loses the approved status under the terms of the Income Tax (Earnings and Pensions) Act 2003. Following such termination, no further shares will be issued under the 2006 Plan and all shares will be removed from the 2006 Plan and monies due paid to participants within three months of such termination.

The number of shares that may be issued pursuant to the 2006 Plan shall not exceed 300,000.

PURPOSE.   The Company firmly believes in the participation by employees, directors and sales representatives in equity compensation plans, and that such plans provide an excellent incentive and serve to align the interests of employees, directors and sales representatives, with stockholders.

The Board recommends a vote FOR the approval of Symmetry Medical Inc.
UK Share Incentive Plan 2006

Other Matters

We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors
/s/ Brian Moore
President, Chief Executive Officer, Director and
Interim Chairman

March 30, 2006

Appendix A

The Symmetry Medical Inc.

UK Share Incentive Plan 2006

March 2006

CONTENTS

1.	Definitions	A-2
2.	Purpose of the Scheme	A-5
3.	Eligibility of individuals	A-5
4.	Participation on same terms	A-6
5.	Awards of Free Shares	A-6
6.	Awards of Partnership Shares	A-8
7.	Awards of Matching Shares	A-10
8.	Awards of Dividend Shares	A-10
9.	Contributions to be made by Participating Companies	A-12
10.	Acquisition of Free Shares and Matching Shares	A-12
11.	Shares to be appropriated or acquired	A-12
12.	Limits	A-12
13.	Company reconstructions	A-12
14.	Rights issues	A-13
15.	Cessation of Employment and forfeiture of Scheme Shares	A-13
16.	The issue of Shares and costs	A-14
17.	Employees’ rights	A-14
18.	Amendments	A-15
19.	Transfer of legal title	A-15
20.	Notices	A-15
21.	Termination	A-15
22.	Miscellaneous	A-16
23.	Governing law	A-16

Symmetry Medical                                                                                                                     UK Share Incentive Plan 2006

1. Definitions

1.1 In these Rules the following words and expressions shall have the following meanings:

“Accumulation Period”

in relation to Partnership Shares, the period during which the Trustees accumulate a Qualifying Employee’s Partnership Share Money before acquiring Partnership Shares or repaying it to such Qualifying Employee

“Acquisition Date”	(a)	in relation to Partnership Shares where there is no Accumulation Period, the meaning given by paragraph 50(4) of the Schedule;
	(b)	in relation to Partnership Shares where there is an Accumulation Period, the meaning given by paragraph 52(5) of the Schedule; and
	(c)	in relation to Dividend Shares, the meaning given by paragraph 66(4) of the Schedule
“Act”		The Income Tax (Earnings & Pensions) Act 2003
“Associated Company”		shall have the same meaning as in section 94 of the Schedule
“Award Date”		in relation to Free Shares or Matching Shares, the date on which such Shares are awarded
“Award”	(a)	in relation to Free Shares and Matching Shares, the appropriation of Free Shares and Matching Shares in accordance with the Scheme;
	(b)	and in relation to Partnership Shares, the acquisition of Partnership Shares on behalf of Qualifying Employees in accordance with the Scheme
“Board”		the Board of Directors of the Company or the directors present at a duly convened meeting of the directors of the Company at which a quorum is present or a duly authorised Committee thereof
“Capital Receipt”		shall have the same meaning as in Section 502 of the Act
“Close Company”		shall have the same meaning as in Section 832(1) of ICTA 1988 as modified by paragraph 20(4) of the Schedule
“the Company”		Symmetry Medical Inc. whose registered number is 293190
“Connected Company”		shall have the same meaning as in paragraph 18(3) of the Schedule
“Control”		shall have the same meaning as in section 840 of ICTA 1988
“Dealing Day”		a day on which the Stock Exchange is open for the transaction of business
“the Deed”		the deed constituting the Symmetry Medical Inc.UK Employee Benefit Trust
“Disqualifying Event”		shall have the meaning given in paragraph 84(1) of the Schedule
“Dividend Shares”		Shares acquired on behalf of a Participant from reinvestment of dividends under Rule 8
“Free Share Agreement”		an agreement substantially in the terms set out in Appendix 2
“Free Shares”		Shares awarded under Rule 5 of the Scheme
“Group”		the Company and all of its Subsidiaries
“Group Scheme”		the Scheme if the Scheme is extended to the Company’s Subsidiaries which are Participating Companies
“Holding Period”	(a)	in relation to Free Shares, the period specified by the Company as described more fully in Rule 5.10;

Symmetry Medical                                                                                                                     UK Share Incentive Plan 2006

	(b)	in relation to Matching Shares, the period specified by the Company as described more fully in Rule 7.6; and
	(c)	in relation to Dividend Shares, the period of three years from the Acquisition Date
“ICTA 1988”		the Income and Corporation Taxes Act 1988
“Initial Market Value”		the Market Value of a Share on an Award Date
“Market Value”	(a)

in respect of a Share acquired by the Trustees on a Dealing Day by purchase on the Stock Exchange and awarded to a Participant on the same day, the average price paid (excluding stamp duty and dealing costs) by the Trustees for such Shares provided that all Shares comprised in an Award shall be awarded on the same day and at the same price; or

	(b)	in any other case, on any day an amount equal to the middle market quotation of a Share as derived from the Daily Official List of the Stock Exchange for the immediately preceding Dealing Day;
(c)

if the Shares cease to be listed on the Stock Exchange, the market value of the Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Scheme with the HM Revenue and Customs Shares Valuation

“Matching Shares”		Shares awarded under Rule 7 of the Scheme
“Material Interest”		shall have the same meaning as in paragraph 20 of the Schedule
“NICs”		employees’ National Insurance Contributions
“Participant”		an individual who has received under the Scheme an Award of Free Shares, Matching Shares or Partnership Shares, or on whose behalf Dividend Shares have been acquired
“Participating Company”		the Company and such of its Subsidiaries as have executed deeds of adherence to the Scheme under clause 18 of the Deed
“Partnership Shares”		Shares awarded under Rule 6 of the Scheme
“Partnership Share Agreement”		an agreement substantially in the terms set out in Appendix 3 which shall, inter alia, contain a notice under paragraph 48 of the Schedule
“Partnership Share Money”

money deducted from a Qualifying Employee’s Salary pursuant to a Partnership Share Agreement and held by the Trustees who may either use such money to acquire Partnership Shares or return such money to such Qualifying Employee

“Performance Allowances”	(a)	the criteria attached to an Award of Free Shares where: Shares are awarded; or
	(b)	the number or value of Shares that could be awarded is conditional on the satisfaction of performance targets set by the Board
“Performance Period”		shall have the meaning given in Rule 5.5(a)
“Qualifying Corporate Bond”		shall have the same meaning as in section 117 of the Taxation of Chargeable Gains Act 1992
“Qualifying Employee”		an employee who must be invited to participate in an Award in accordance with Rule 3.5 and any employee who the Company has invited to participate in an Award in accordance with Rule 3.6

Symmetry Medical                                                                                                                     UK Share Incentive Plan 2006

“Qualifying Period”	(a)	in the case of Free Shares such period of time ending on the Award Date as is determined by the Board which shall not exceed 18 months
(b)

in the case of Partnership Shares and Matching Shares where there is an Accumulation Period such period of time ending on the start of the Accumulation Period as is determined by the Board which shall not exceed 6 months

(c)

in the case of Partnership Shares and Matching Shares where there is no Accumulation Period such period of time ending on the date on which Partnership Share Money relating to such Award is deducted as is determined by the Board which shall not exceed 18 months

“Redundancy”		the same meaning as in the Employment Rights Act 1996
“Relevant Employment”		employment by the Company or any Associated Company
“Retirement Age”		for the purposes of the Scheme, age 60
“Rules”		the rules of the Scheme as amended from time to time
“Salary”		the same meaning as in paragraph 43(4) of the Schedule
“the Schedule”		Schedule 2 to the Act
“the Scheme”		the Symmetry Medical Inc. Share Incentive Plan
“Shares”		Shares in the Common Stock of Symmetry Medical Inc. that comply with the conditions set out in paragraph 80 of the Schedule.
“Scheme Shares”		Shares subject to this scheme shall include:
	(a)	Free Shares, Matching Shares or Partnership Shares awarded to Participants;
	(b)	Dividend Shares acquired on behalf of Participants, and
	(c)	shares in relation to which paragraph (87) (company reconstructions: new shares) of the Schedule applies
“Scheme Termination Notice”		a notice issued under paragraph 89 of the Schedule
“Scheme Dividends”		shall have the meaning given in Rule 8.2
“Shares”		ordinary shares in the capital of the Company which comply with the conditions set out in paragraphs 26-30 of the Schedule
“the Stock Exchange”		the New York Stock Exchange or any successor body thereto
“Subsidiary”		any company which is for the time being under the Control of the Company
“Tax Year”		a year beginning on 6 April and ending on the following 5 April
“the Trustees”		the trustees of the Scheme
“the Trust Fund”		all assets transferred to the Trustees to be held on the terms of the Deed and the assets from time to time representing such assets, including any accumulations of income
“the Trust Period”		the period of 80 years beginning with the date of the Deed

1.2 References to any act, part, chapter, or section shall include any statutory modification, amendment or re-enactment of that Act, for the time being in force.

1.3 Where the context so admits or requires, words importing the singular shall include the plural and vice versa, and words importing the masculine shall include the feminine.

Symmetry Medical                                                                                                                     UK Share Incentive Plan 2006

1.4 Headings, notes and footnotes to these Rules are included for convenience only and shall not affect the interpretation or construction of these Rules.

1.5 References to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established.

1.6 References to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having a separate legal personality).

1.7 Any matters pertaining or pursuant to the Scheme which are not dealt with by these Rules and any uncertainty or dispute as to the meaning of these Rules shall be determined or resolved by decision of the Board which shall be binding on every Participating Company and all Participants and/or Qualifying Employees.

2.    Purpose of the Scheme

The purpose of the Scheme is to enable employees of Participating Companies to acquire shares in the Company that give them a continuing stake in the Company.

3.    Eligibility of individuals

3.1   Subject to Rule 3.5, individuals are eligible to participate in an Award only if:

(a)   they are permanent employees of a Participating Company, who have been employed for at least six months;

(b)   they have been employees of a qualifying company within the meaning of paragraph 17 of the Schedule at all times during any Qualifying Period;

(c)    they are eligible to participate on the date(s) set out in paragraph 14 of the Schedule; and

(d)   they do not fail to be eligible under Rule 3.2.

3.2   Individuals are not eligible to participate in an Award if they have, or within the preceding twelve months have had, a Material Interest in:

(a)   a Close Company whose shares may be appropriated or acquired under the Scheme; or

(b)   a company which has Control of such a company or is a member of a consortium which owns such a company.

3.3   An individual is not eligible to participate in an Award of Free Shares, Partnership Shares or Matching Shares under the Scheme in any Tax Year if he is at the same time to participate in an award of Shares under another HM Revenue and Customs approved share incentive plan established by the Company or by a Connected Company.

3.4   If an individual participates in an Award of Shares under the Scheme in a Tax Year in which he has already participated in an award of shares under one or more other HM Revenue and Customs approved share incentive plans established by the Company or by a Connected Company, Rules 5.3 (maximum annual Award of Free Shares), 6.2 (maximum amount of Partnership Shares money deductions) and 8.6 (limit on amount reinvested) apply as if the Scheme and the other plan or plans were a single plan.

3.5   All individuals who meet the requirements in Rule 3.1 and are UK resident taxpayers within the meaning of paragraph 8(2) of the Schedule shall be eligible to receive an Award and shall also be invited to participate in any Awards granted.

3.6   The Company may also invite any employee who meets the requirements in Rule 3.1 but is not a UK resident taxpayer to participate in an Award.

Symmetry Medical                                                                                                                    UK Share Incentive Plan 2006

4.    Participation on same terms

4.1   Subject to Rule 4.2, every Qualifying Employee shall be invited to participate in an Award on the same terms and all Qualifying Employees who do participate in an Award shall do so on the same terms.

4.2   Notwithstanding Rule 4.1, the Company may make an Award of Free Shares to Qualifying Employees by reference to:

(a)   their remuneration;

(b)   their length of service;

(c)    the hours they work; and/or

(d)   the satisfaction of Performance Allowances.

5.    Awards of Free Shares

5.1   Every Qualifying Employee that wishes to be granted an Award of Free Shares shall enter into a Free Share Agreement with the Company.

5.2   The Trustees may from time to time award Free Shares to Qualifying Employees.

5.3   The number of Free Shares to be awarded by the Trustees to a Qualifying Employee on an Award Date shall be determined by the Board save that the Initial Market Value of Free Shares awarded to a Qualifying Employee in any Tax Year shall not exceed the statutory maximum under paragraph 35(1) of the Schedule.1

5.4   The Board may stipulate that the number of Free Shares (if any and subject to Rule 5.3) to be awarded to each Qualifying Employee on a given Award Date shall be determined by reference to Performance Allowances.

5.5   If Performance Allowances are used in connection with a particular Award of Free Shares, Performance Allowances shall apply to all Qualifying Employees in respect of that Award and must satisfy the following conditions:

(a)   they shall be determined by reference to such fair and objective criteria relating to business results as the Board shall determine over such period as the Board shall specify (the “Performance Period”);

(b)   the criteria must be set for performance units consisting of one or more employees;

(c)    a Qualifying Employee must not be a member of more than one performance unit; and

(d)   any other conditions set out in paragraphs 35 to 42 of the Schedule.

5.6   Where the Board determines to use Performance Allowances in connection with an Award of Free Shares it shall, as soon as reasonably practicable:

(a)   notify each Qualifying Employee participating in the Award of the criteria which shall be used to determine the number or value of Free Shares awarded to such Qualifying Employee; and

(b)   notify all Qualifying Employees of the Company or, in the case of a Group Scheme, of any Participating Company, in general terms, of the criteria to be used to determine the number or value of Free Shares to be awarded to each Qualifying Employee in the Award.

5.7   Without prejudice to Rule 5.5(d), the Board shall determine the number of Free Shares (if any) to be awarded to each Qualifying Employee by reference to performance using either

Symmetry Medical                                                                                                                    UK Share Incentive Plan 2006

“Method 1” or “Method 2” (as such terms are described more fully in Rules 5.8 and 5.9 respectively). The same method shall be used for all Qualifying Employees for each Award of Free Shares.

5.8   If the Board determines to use Method 1:

(a)   at least 20% of Free Shares awarded in any Performance Period shall be awarded without reference to performance;

(b)   the remaining Free Shares shall be awarded by reference to performance;

(c)    the highest number of Shares the subject of an Award of Free Shares made to a Qualifying Employee pursuant to Rule 5.8(b) shall be no more than four times the highest number of Free Shares to be awarded  to a Qualifying Employee pursuant to Rule 5.8(a); and

(d)   the Board may only use the criteria set out in Rule 4.2(a) to (c) to determine the number of Free Shares to be awarded to each Qualifying Employee granted pursuant to Rule 5.8(a)

5.9   If the Board determines to use Method 2:

(a)   some or all Free Shares shall be awarded by reference to performance;

(b)   the Board may only use the criteria set out in Rule 4.2(a) to (c) to determine the number of Shares the subject of an Award of Free Shares to each Qualifying Employee pursuant to Rule 5.9(a); and

(c)    Free Shares awarded for each performance unit shall be treated as separate Awards.

5.10 The Company shall, in relation to each Award of Free Shares, specify the Holding Period in relation to such Award throughout which a Participant shall be bound by the terms of the Free Share Agreement which shall commence on the Award Date and which shall be no less than three years and no more than five years.

5.11 The Holding Period specified pursuant to Rule 5.10 shall be the same for all Participants who receive an Award of Free Shares at the same time and may not be increased following the Award Date.

5.12 A Participant may during the Holding Period direct the Trustees:

(a)   to accept an offer for any of his Free Shares if the acceptance or agreement shall result in a new holding being equated with those Shares for the purposes of capital gains tax; or

(b)   to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for his Free Shares if the offer forms part of such a general offer as is mentioned in paragraph (c); or

(c)    to accept an offer of cash, with or without other assets, for his Free Shares if the offer forms part of a general offer which is made to holders of shares of the same class as his shares, or to holders of shares in the same company and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 ICTA 1988; or

1 Currently £3,000

Symmetry Medical                                                                                                                    UK Share Incentive Plan 2006

(d)   to agree to a transaction affecting his Free Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

(i)    all of the ordinary share capital of the Company or, as the case may be, all the shares of the class in question; or

(ii)   all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in an employee share ownership plan approved under the Schedule.

6.    Awards of Partnership Shares

6.1   The Company may at any time invite every Qualifying Employee to enter into a Partnership Share Agreement with the Company. For the avoidance of doubt, the Partnership Share Agreement shall contain no provision pursuant to which Partnership Shares may be forfeited.

6.2   The Partnership Share Agreement shall prescribe, inter alia, the amount of Partnership Share Money that is to be deducted from a Qualifying Employee’s Salary save that:

(a)   the deduction may not exceed £1,500 in any Tax Year; and

(b)   the amount of Partnership Share Money deducted from an employee’s Salary shall not exceed 10% of the employee’s Salary for the Tax Year.

6.3   Any Partnership Share Money that is deducted from a Qualifying Employee’s Salary shall be paid to the Trustees as soon as practicable.

6.4   Any amount of Salary deducted in excess of the limits set out in Rule 6.2 shall be paid over to the Qualifying Employee, subject to both deduction of income tax under PAYE and NICs, as soon as practicable after such deduction is made.

6.5   The minimum amount to be deducted under the Partnership Share Agreement on any occasion shall be determined by the Board save that this amount shall be the same for all Qualifying Employees and shall not exceed £10.

6.6   Employees must specify a monthly deduction amount on the Partnership Share Agreement. Where an employee is salaried weekly, deductions will occur weekly and aggregated to purchase shares on a monthly basis.

6.7   The Company may specify the maximum number of Shares to be included in an Award of Partnership Shares provided that any relevant Partnership Share Agreement in respect of which this maximum number of Shares relates shall contain an undertaking by the Company to notify each Qualifying Employee of such maximum.

6.8   The notification that the Company undertakes to give pursuant to Rule 6.6 shall be given:

(a)   if there is no Accumulation Period relating to the Award, before the deduction of the Partnership Share Money relating to the Award; and

(b)   if there is an Accumulation Period relating to the Award, before the beginning of such Accumulation Period.

6.9   If there is no Accumulation Period relating to the Award, the Trustees shall acquire Shares on behalf of the Qualifying Employee using the Partnership Share Money on the Acquisition Date. The number of Shares acquired on behalf of each Participant shall be determined by dividing the relevant amount of Partnership Share Money by the Market Value of a Share on the Acquisition Date.

Symmetry Medical                                                                                                                    UK Share Incentive Plan 2006

6.10 If there is an Accumulation Period relating to the Award, the Trustees shall acquire Shares on behalf of the Qualifying Employee using Partnership Share Money on the Acquisition Date. The number of Shares acquired on behalf of each Participant shall be determined by dividing the relevant amount of Partnership Share Money by the lower of:

(a)   the Market Value of a Share at the beginning of the Accumulation Period; and

(b)   the Market Value of a Share on the Acquisition Date.

In the event that the Partnership Share Money is insufficient to acquire on the Acquisition Date the number of Shares determined under this Rule 6.8, the Company shall procure that the necessary funds are provided to the Trustees either by itself or by the Participating Companies to enable the Trustees to acquire the necessary number of Shares on behalf of the Qualifying Employee.

6.11 If a transaction occurs during an Accumulation Period which results in a new holding of shares being equated for the purposes of capital gains tax with any of the shares to be acquired under the Partnership Share Agreement, the Qualifying Employee may agree that the Partnership Share Agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding.

6.12 Any surplus Partnership Share Money remaining after the acquisition of Shares by the Trustees pursuant to Rules 6.8 or 6.9:

(a)   may, with the agreement of the Participant, either be:

(i)    carried forward to the next Accumulation Period (if there is an Accumulation Period relating to the next Award), or

(ii)   carried forward and added to the next deduction (if there is no Accumulation Period relating to the next Award); and

(b)   in any other case, shall be paid over to the Participant, subject to the deduction of both income tax under PAYE and NICs, as soon as practicable after the Acquisition Date.

6.13 If the Company receives applications for Partnership Shares exceeding the Award maximum determined in accordance with Rule 6.6 the following steps shall be taken in the order set out below until such excess is eliminated:

(a)   the excess of the monthly deduction chosen by each applicant over £10 shall be reduced pro rata;

(b)   all monthly deductions shall be reduced to £10;

(c)    applications shall be selected by lot, each based on a monthly deduction of £10.

6.14 Each application shall be deemed to have been modified or withdrawn in accordance with Rule 6.12 and each Qualifying Employee who has applied for Partnership Shares shall be notified of the change as soon as is reasonably practicable after such change is made.

6.15 An employee may withdraw from a Partnership Share Agreement at any time by notice in writing to the Company. Unless a later date is specified in the notice, such notice shall take effect 30 days after the Company receives it. Any Partnership Share Money then held on behalf of an employee shall be paid over to that employee as soon as practicable following the date on which such notice takes effect, subject to the deduction of both income tax under PAYE and NICs.

6.16 If approval of the Scheme is withdrawn by the HM Revenue and Customs or a Scheme Termination Notice is issued in respect of the Scheme, any Partnership Share Money held on behalf of Qualifying Employees shall be repaid to them as soon as practicable, subject to the deduction of income tax under PAYE and NICs.

Symmetry Medical                                                                                                                    UK Share Incentive Plan 2006

6.17 A Participant may at any time withdraw some or all of his Partnership Shares from the Scheme.

7.    Awards of Matching Shares

7.1   The Partnership Share Agreement shall, inter alia, set out the basis on which a Participant is entitled to an Award of Matching Shares in accordance with this Rule 7.

7.2   Matching Shares shall:

(a)   be Shares of the same class and carrying the same rights as the Partnership Shares to which they relate;

(b)   subject to Rule 7.5, be awarded on the same day as the Partnership Shares to which they relate and acquired on behalf of the Participant; and

(c)    be awarded to all Participants on exactly the same basis.

7.3   The Partnership Share Agreement, inter alia, shall specify (subject to Rule 7.4) the ratio of Matching Shares that are to be awarded to a Participant in respect of Partnership Shares acquired on behalf of a Participant for the time being provided that the ratio shall not exceed one Matching Share to twenty Partnership Shares.

7.4   The Company may vary the ratio determined pursuant to Rule 7.3 before Partnership Shares are acquired. If the Company so varies the ratio, Qualifying Employees shall be notified of the terms of such variation before the Partnership Shares are awarded under the relevant Partnership Share Agreement.

7.5   If the number of Partnership Shares acquired on behalf of a Participant on the relevant Acquisition Date is insufficient to require the Company to make an Award of Matching Shares, such Award of Matching Shares shall be made when sufficient Partnership Shares have been acquired to allow at least one Matching Share to be awarded to the Participant.

7.6   Rules 5.10 to 5.12 relating to the Holding Period that shall apply to an Award of Free Shares shall apply mutatis mutandis to any Award of Matching Shares.

7.7   If a Participant disposes of Partnership Shares before the expiry of the Holding Period relating to the linked Matching Shares, s/he shall forfeit some or all of the Matching Shares in the manner described in the Partnership Share Agreement.

8.    Awards of Dividend Shares

8.1   The Free Share Agreement and/or Partnership Share Agreement shall, inter alia, set out the terms that (together with the Rules) shall govern the Award (if any) of Dividend Shares. In exercising their powers in relation to the acquisition of Dividend Shares the Trustees must treat Participants fairly and equally.

8.2   The Company may direct that any cash dividend in respect of Scheme Shares held on behalf of Participants (“Scheme Dividends”) may be applied in acquiring Dividend Shares on their behalf.

8.3   Dividend Shares shall be Shares:

(a)   of the same class and carrying the same rights as the Shares in respect of which the Scheme Dividend is paid; and

(b)   which are not subject to any provision for forfeiture.

8.4   Subject to Rule 8.5, the Company may determine to either:

(a)   subjectto Rule 8.6, apply all Scheme Dividends to acquire Dividend Shares;

Symmetry Medical                                                                                                                    UK Share Incentive Plan 2006

(b)   pay all Scheme Dividends in cash to all Participants; or

(c)    offer Participants the choice of electing for the Company to apply their Scheme Dividends in accordance with either Rule 8.4(a) or (b).

8.5   The Company may revoke any direction for reinvestment of Scheme Dividends into Dividend Shares.

8.6   The value of Scheme Dividends of any Participant applied by the Trustees in acquiring Dividend Shares pursuant to the Scheme and any other employee share ownership plan approved under the Schedule shall not exceed £1,500 in each Tax Year. If the value of Scheme Dividends exceeds £1,500, the excess shall be paid to the Participant as soon as practicable after the value of Scheme Dividends exceeds £1,500.

8.7   Should it be determined that Scheme Dividends be applied pursuant to Rule 8.4(a), the Trustees shall apply such Scheme Dividends to acquire Dividend Shares on behalf of the Participant on the Acquisition Date. The number of Dividend Shares acquired on behalf of each Participant shall be determined by dividing the relevant amount of Scheme Dividends by the Market Value of a Share on the Acquisition Date.

8.8   Subject to Rule 8.6, any amount of Scheme Dividends that would, but for the following reasons:

(a)   because the amount of the Scheme Dividend is insufficient to acquire a Dividend Share; or

(b)   because there is a portion of the Scheme Dividend remaining after the acquisition of Dividend Shares,

(c)    be applied pursuant to Rule 8.4(a) may be retained by the Trustees and carried forward to be added to the amount of the next Scheme Dividend that is to be applied pursuant to Rule 8.4(a).

8.9   If, during the period of three years commencing on the date on which a Scheme Dividend is paid:

(a)   it is not applied pursuant to Rule 8.4(a); or

(b)   the Participant ceases to be in Relevant Employment; or

(c)    a Scheme Termination Notice is issued,

such Scheme Dividend shall be repaid to the Participant as soon as practicable upon the expiry of such three year period (if Rule 8.9(a) applies) or, if earlier, on the occurrence of either of the events described in Rules 8.9(b) or (c).

8.10 The Holding Period shall be a period of three years commencing on the Acquisition Date. Rule 5.12 relating to a Participant’s rights during the Holding Period that shall apply to an Award of Free Shares shall apply mutatis mutandis to any Award of Dividend Shares.

8.11 Paragraph 80(4) of the Schedule shall apply where relevant should Scheme Dividends be paid to a Participant and should a Participant be charged to tax in the event of their Dividend Shares ceasing to be subject to the Scheme, they shall be provided with the information specified in paragraph 80(3) of the Schedule.

Symmetry Medical                                                                                                                     UK Share Incentive Plan 2006

9.    Contributions to be made by Participating Companies

9.1   Contributions to be made by the Company and each Participating Company to the Trustees to support any acquisition of Free Shares or Matching Shares by the Trustees for appropriation on any Award Date shall be paid prior to the relevant Award Date.

9.2   A Participating Company shall only contribute to the Trustees such sums as are required in connection with the acquisition of Shares by the Trustees for appropriation to Qualifying Employees who are for the time being employees of that Participating Company.

10.  Acquisition of Free Shares and Matching Shares

10.1 The Trustees, if so directed by the Board, shall acquire Shares for appropriation under the Scheme as Free Shares or Matching Shares by purchase on the Stock Exchange or privately (provided that any private purchase made at a time when shares in the Company are listed is made at a price not materially more or less than their Market Value on the day on which they are acquired).

10.2 The Trustees, if so directed by the Board, shall subscribe for Shares for appropriation under the Scheme as Free Shares or Matching Shares, and the price per Share at which the Trustees subscribe for Shares under the Scheme shall be the greater of:

(a)   the nominal value of a Share on the date of subscription; and

(b)   the Market Value of a Share.

11.  Shares to be appropriated or acquired

11.1 Shares subscribed for by the Trustees (whether or not appropriated or acquired on behalf of Participants pursuant to the Scheme) shall rank pari passu in all respects with the Shares then in issue except they will not rank for any rights attaching to Shares by reference to a record date preceding the date of on which the holder is entered on the register of members of the Company.

11.2 If and so long as Shares are traded on the Stock Exchange, the Company shall apply for a listing for any Shares issued pursuant to the Scheme as soon as practicable after the allotment thereof.

12.  Limits

12.1 In respect of Awards to acquire Shares by way of subscription the total number of Shares which may be allotted on any Award Date, when aggregated with the number of Shares issued or remaining issuable pursuant to rights to subscribe for Shares granted under the Scheme or any other scheme during the preceding five years shall not exceed 10 per cent of the number of Shares in issue on the relevant Award Date.

12.2 For the purposes of Rule 12.1 above, rights to subscribe for Shares under the Scheme and any other schemes which have lapsed, become void, or been cancelled, shall be ignored.

13.  Company reconstructions

13.1 This Rule 13 applies if there occurs in relation to any of a Participant’s Scheme Shares (referred to in this Rule 13 as the “Original Holding”):

(a)   a transaction which results in a new holding (referred to in this Rule as “the New Holding”) being equated with the Original Holding for the purposes of capital gains tax; or

Symmetry Medical                                                                                                                     UK Share Incentive Plan 2006

(b)   a transaction which would have that result but for the fact that what would be the New Holding consists of or includes a Qualifying Corporate Bond.

13.2 If an issue of shares of any of the following description and in respect of which a charge to income tax arises is made as part of a company reconstruction, these shares shall be treated for the purposes of this Rule as not forming part of the New Holding:

(a)   redeemable shares or securities issued as mentioned in section 209(2)(c) of ICTA 1988;

(c)    share capital issued in circumstances such that section 210(1) of ICTA 1988 applies; or

(c)    share capital to which section 249 of ICTA 1988 applies.

13.3 Subject to the following provisions of this Rule, references in this Scheme to a Participant’s Scheme Shares shall be respectively construed, after the time of the company reconstruction, as being or, as the case may be, as including references to any New Shares.

13.4 For the purposes of the Scheme:

(a)   a company reconstruction shall be treated as not involving a disposal of Shares comprised in the Original Holding; and

(b)   the date on which any New Shares are to be treated as having been appropriated to or acquired on behalf of the Participant shall be the date on which Corresponding Shares were so appropriated or acquired, where “Corresponding Shares” in relation to any New Shares means the Shares in respect of which the New Shares are issued or which the New Shares otherwise represent and “New Shares” means shares comprised in the New Holding which were issued in respect of, or otherwise represent, shares comprised in the Original Holding.

13.5 In the context of a New Holding, any reference in this Rule 13 to shares includes securities and rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of the Taxation of Chargeable Gains Act 1992.

14.  Rights issues

14.1 Any shares or securities allotted under clause 15 of the Deed (tail-swallowing) shall be treated as Scheme Shares identical to the Shares in respect of which the rights were conferred and shall be treated as if they were awarded to or acquired on behalf of the Participant under the Scheme in the same way and at the same time as those Shares.

14.2 Rule 12.1 does not apply:

(a)   to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this Rule 14; or

(b)   where the rights to a share issue attributed to Scheme Shares are different from the rights attributed to other ordinary shares of the Company.

15.  Cessation of Employment and forfeiture of Scheme Shares

15.1 Subject to Rule 15.2, if a Qualifying Employee and/or Participant ceases to be in Relevant Employment:

(a)   any Scheme Shares held on his behalf shall be removed from the Scheme; and

Symmetry Medical                                                                                                                     UK Share Incentive Plan 2006

(a)   subject to paragraph 97(2) of the Schedule, any Partnership Share Money that has been deducted in the Accumulation Period in which a Participant ceases to be so employed shall be paid over to such individual as soon as is practicable after the date of such cessation.

15.2 Notwithstanding Rule 15.1 but without prejudice to Rule 15.3, if a Qualifying Employee and/or Participant ceases to be in Relevant Employment before the expiry of a three-year period commencing on the Award Date, any Free Shares and Matching Shares held on behalf of such individual shall be forfeited, unless the relevant Partnership Share Agreement and/or Free Share Agreement determine otherwise.

15.3 No Free or Matching Shares shall be forfeited as a consequence of a Qualifying Employee and/or Participant ceasing to be in Relevant Employment if such cessation is as a result of:

(a)   injury or disability;

(b)   being dismissed by reason of Redundancy;

(c)    a transfer to which the Transfer of Undertakings (Protection of Employment) Regulations 1981 apply;

(d)   a change of control or other circumstances ending the associated company status of the company by which the individual is employed;

(e)    his retirement on or after reaching Retirement Age; or

(f)    his death.

16.  The issue of Shares and costs

The Company shall bear the costs of establishing and administering the Scheme and shall maintain or cause to be maintained all necessary accounts and records relating to the Scheme.

17.  Employees’ rights

17.1 Save as where required by law, no account shall be taken of actual or prospective grants of Awards for the purposes of any redundancy payments or severance scheme operating within the Group or for the purpose of a Participant’s rights under any pension scheme or arrangement.

17.2 Nothing in this Scheme or in any document issued pursuant to the Scheme shall confer upon any person any right to continue in the employment of the Company or any Associated Company or shall affect the right of any such company to terminate the employment of any person, or shall impose upon any such company, Trustee or their respective agents and employees any liability for the loss of any rights under the Scheme which may result if that person’s employment is so terminated. In no circumstances shall any Participant, by reason of ceasing to be employed by such company (whether such cessation is in accordance with the contract of employment of such Participant or otherwise), or any part of the Scheme ceasing or failing to have a particular tax treatment or to be approved by the HM Revenue and Customs or any other revenue authority, be entitled to any compensation for any loss of any actual or prospective right or benefit under the Scheme which he might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful or unfair dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

Symmetry Medical                                                                                                                     UK Share Incentive Plan 2006

18.  Amendments

18.1 The Board shall have the power from time to time to make and amend such regulations for the implementation and administration of the Scheme in a manner consistent with the Scheme as it thinks fit and to make any amendments to these Rules provided that:

(a)   no alteration may be made which would materially adversely affect any subsisting rights of Participants granted prior to the date of the alteration without the prior consent or sanction of the majority of that number of Participants who responded to the notification by the Company of such proposed alteration;

(b)   no alteration or any amendment to a “key feature” (as defined in paragraph 84(6) of the Schedule) of the Scheme shall have effect unless and until the written approval of the HM Revenue and Customs has been obtained;

(c)    no alteration or addition may be made where  the alteration or addition would cause the Scheme to cease to be an employee share ownership plan capable of approval under the Schedule; and

(d)   no alteration or addition may be made where the alteration or addition would offend the rule against perpetuities.

19.  Transfer of legal title

The Trustees shall transfer the legal title to any Scheme Shares into the name of the relevant Participant or to another person as soon as reasonably practicable after the Participant gives the Trustees any written direction to that effect in accordance with the Rules.

20.  Notices

20.1 The Trustees shall not be bound to act upon any instructions given by or on behalf of a Participant or any person in whom the beneficial interest in his Scheme Shares is for the time being vested pursuant to the Scheme unless such instructions are received by the Trustees in writing and signed by the relevant person.

20.2 Any notice which the Trustees are required or may desire to give to any Qualifying Employee or Participant pursuant to the Scheme may be delivered electronically or in writing and sufficiently given if delivered to him personally or sent first class through the post pre-paid addressed to the Qualifying Employee or Participant at his address last known to the Trustees (including any address supplied by the relevant Participating Company or any Subsidiary as being his address) or if sent through the Company’s internal postal service, and if so sent by post shall be deemed to have been duly given on the day following the date the notice is posted and if sent through the Company’s internal postal service shall be deemed to have been duly given three working days after the date of posting. Any document so sent to a Participant shall be deemed to have been duly delivered notwithstanding that he be then deceased (and whether or not the Trustees have notice of his death) except where his personal representatives have established their title to the satisfaction of the Trustees and supplied to the Trustees an address to which documents are to be sent.

21.  Termination

21.1 Subject to Rule 21.2, the Scheme shall terminate on the earlier of the following dates:

(a)   the date on which a Scheme Termination Notice is deemed to have effect;

Symmetry Medical                                                                                                                     UK Share Incentive Plan 2006

(b)   if the HM Revenue and Customs so determines, the date on which a Disqualifying Event occurs (or such later date as the HM Revenue and Customs may determine);

(c)    the tenth anniversary of the adoption of the Scheme (unless the Scheme is renewed by a resolution of the shareholders in general meeting); and

(d)   the expiry of the perpetuity period of the Deed.

21.2 If the Company issues a Scheme Termination Notice a copy of such notice must be given without delay to:

(a)   the HM Revenue and Customs;

(b)   the Trustees;

(c)    each Participant; and

(e)    each Qualifying Employee who has entered into a Partnership Share Agreement which was in force immediately before the Scheme Termination Notice was issued.

21.3 Following termination of the Scheme pursuant to this Rule 21:

(a)   no further Awards may be made;

(b)   the Trustees must remove all Scheme Shares from the Scheme as soon as practicable after the later of:

(i)    the end of the period of three months beginning with the date on which the Company complies with its obligations pursuant to Rule 21.2; and

(ii)   the   first date on which Scheme Shares may be removed from the Scheme without giving rise to a tax charge under sections 501-508 of the Act;

save that the Trustees may remove a Participant’s Scheme Shares from the Scheme at an earlier date with the Participant’s consent; and

(c)    the Trustees must pay to every Participant any money held on his behalf.

22.  Miscellaneous

22.1 No Award shall be made which shall breach the provisions of the SEC Code of Ethics or any such other code relating to share dealings as may be relevant from time to time.

22.2 Subject to Rule 22.3, a Participant may not assign, charge or otherwise dispose of his beneficial interest in his Free Shares, Matching Shares or Dividend Shares during the respective Holding Period.

22.3 A Participant may assign, charge or otherwise dispose of:

(a)   any of his Partnership Shares at any time; and

(b)   any of his Free Shares, Matching Shares or Dividend Shares on or after the expiry of the respective Holding Period.

23.  Governing law

The Rules and the operation of the Scheme shall be governed and construed in accordance with English Law.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - Stephen B. Oresman, Class I	☐	☐

02 - Frank Turner, Class I	☐	☐

03 - James S. Burns, Class II	☐	☐

Issues
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2. Ratification of appointment of Ernst & Young LLP as independent auditors.		☐	☐	☐	☐	Discontinue future mailing of duplicate Annual Reports.

3. Approval of Symmetry Medical Inc. UK Share Incentive Plan 2006.		☐	☐	☐	☐	Send future Annual Reports in PDF format.

					☐	Mark this box with an X if you have made comments below.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy.  All joint holders must sign.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box		Signature 2 - Please keep signature within the box				Date (mm/dd/yyyy)

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Proxy - Symmetry Medical Inc.

Solicited on Behalf of the Board of Directors ANNUAL MEETING OF SHAREHOLDERS — APRIL 27, 2006 — 8:00 a.m. EDT Best Western Executive Court Inn 13500 South Willow Street, Manchester, New Hampshire

The undersigned hereby appoints Francis T. Nusspickel and Brian Moore or either of them, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Symmetry Medical Inc. held of record by the undersigned on March 16, 2006, at the Annual Meeting of Shareholders to be held on April 27, 2006, or any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

SYMMETRY MEDICAL INC. ANNUAL MEETING OF SHAREHOLDERS

APRIL 27, 2006 at 8:00 a.m. EDT

Best Western Executive Court Inn 13500 South Willow Street Manchester, New Hampshire